AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 1, 2002

REGISTRATION N0. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------


                            BNL FINANCIAL CORPORATION
      --------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

        IOWA                              6311                    42-1239454
------------------------------            -----                   -----------
(State or Other Jurisdiction of      (Primary Standard          (I.R.S. Employer
Incorporation or organization)          Industrial           Identification No.)
                                   Classification Number)

                        2100 WEST WILLIAM CANNON, SUITE L
                               AUSTIN, TEXAS 78745
                                  512-383-0220
 -------------------------------------------------------------------------------
 (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                 WAYNE E. AHART
                                    CHAIRMAN
                            BNL FINANCIAL CORPORATION
                        2100 WEST WILLIAM CANNON, SUITE L
                               AUSTIN, TEXAS 78745
                                  512-383-0220
 -------------------------------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   COPIES TO:
  -----------------------------------------------------------------------------
                                MICHAEL E. KARNEY
                          FRIDAY, ELDREDGE & CLARK, LLP
                               2000 REGIONS CENTER
                              400 W. CAPITOL AVENUE
                        LITTLE ROCK, ARKANSAS 72201-3493
                                  501-376-2011

              APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO
           THE PUBLIC: As soon as practicable after this Registration
                          Statement becomes effective.
                            ------------------------

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If this Form is a post-effective amendment filed pursuant to Rule 462
(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.



                         ------------------------------
                         CALCULATION OF REGISTRATION FEE


                                                     Proposed                   Maximum
   Title of                                          Maximum                    Aggregate        Amount of
 Securities to             Amount to be              Offering Price             Offering        Registration
be Registered              Registered(1)             Per Debenture               Price              Fee
============================================================================================================
6.00% Debentures           $5,000,000                100%                     $5,000,000          $460.00
Due 2014                Principal Amount
----------
(1)  Estimated  solely for purpose of calculating the amount of the registration fee in accordance with Rule 457(f) and Rule 457(o).
                         ------------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
 -------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED NOVEMBER 1, 2002

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                            BNL FINANCIAL CORPORATION
                           $5,000,000 Principal Amount
                               of 6.00% Debentures
                                    Due 2014




         The Debentures being offered by this Prospectus are being issued in connection with the settlement of a class action lawsuit filed by certain of our shareholders in Pulaski County, Arkansas Circuit Court in the matter of Myra Jo Pearson, et al. v. BNL Equity Corporation, et al. As part of the settlement agreement, which was approved by the Pulaski County Circuit Court and the Arkansas Insurance Commissioner, we and the members of the shareholder class agreed to the issuance and exchange of the Debentures in an amount equal to $1.50 principal amount of Debentures for each share of our common stock owned by a member of the shareholder class.

         The Debentures shall be issued with a maturity date of twelve (12) years from the date of their issuance and shall bear an interest rate of 6.00% per annum payable annually on ______ of each year in which the Debentures are outstanding and payable from our prior fiscal year's Earnings (as defined in the indenture agreement entered into by us and Regions Bank, N.A., as Trustee in connection with the issuance of the Debentures). Any payments of interest which are, in accordance with the terms of the Debentures and the indenture, not paid annually and are deferred will be added to the principal outstanding on the Debentures and shall be paid along with such outstanding principal at the maturity date. Interest shall not accrue on any payment of interest which is not paid and is deferred until the maturity date of the Debentures. The Debentures are fully callable and redeemable at par by us at any time. The Debentures are also redeemable by the Debenture holders upon the occurrence of a change of control as that term is defined in the indenture.

         We have not engaged any underwriters with respect to the exchange of our common stock for the Debentures and therefore we will not be required to pay any underwriter discounts or commissions. See our discussion of the "Plan of Distribution" elsewhere in this prospectus.

         Our common stock is not listed on any national exchange or automated quotation system. It is our understanding that the last sale price of our common stock obtained in a private sale transaction was approximately $.50 per share. In addition, we do not currently anticipate listing the Debentures on any national exchange or automated quotation system.

Investing in the Debentures involves risks. See "Risk Factors" beginning on page 8.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                   The date of this prospectus is November __,2002.

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY........................................................ 1
         The Company...................................................... 1
         The Offering..................................................... 1
         Summary of the Exchange.......................................... 2
         Summary of the Terms of the Debenture............................ 3
         Summary Historical Consolidated Financial Data....................6
         Our Address...................................................... 8

RISK FACTORS.............................................................. 8
         We are a holding company and rely on dividends from our
            insurance subsidiary; state insurance laws may restrict the ability of this subsidiary to pay dividends................... 8
         Future downgrades in the ratings of our insurance subsidiary could adversely affect sales of our insurance products........ 9
         Our insurance subsidiary may be required to pay assessments to fund policyholder losses or liabilities; this may have a material adverse effect on our results of operations ......... 9
         We may be exposed to unidentifiable or unanticipated
            liabilities if we cannot effectively manage our risks, which could negatively affect the amounts that our insurance subsidiary may distribute to us as dividends.................. 9
         If we are unable to retain key management personnel and other skilled personnel, our business could be adversely affected.. 10 Our reserves established for future policy benefits and claims may prove inadequate, requiring us to increase liabilities... 10 We may not be able to compete with larger, more established insurance companies ......................................... 10
         The federal government may seek to regulate the insurance industry;
            recent government regulation may increase competition in the insurance industry and may affect our insurance subsidiary's current sales methods.......................................  11
         Our insurance subsidiary is subject to regulation by state insurance departments ................................................  13
         In certain circumstances, regulatory authorities may place our insurance subsidiary under regulatory control ..............  13
         Interest rate volatility may adversely affect our profitability 14 Other market fluctuations and general economic, market and political conditions may negatively affect our business and profitability ..............................................  15
         Proposed changes to the Internal Revenue Code could have a material adverse effect on the results of our operations....  15
         Our charter documents and Iowa law contain provisions that could make a merger, tender offer or proxy contest somewhat
            difficult...................................................  16
         Litigation and regulatory investigations may harm our financial strength and reduce our profitability........................ 16
         The impact of recent terrorist attacks and possible military and other actions may adversely affect our investment portfolio.. 17 Our Debenture holders should not place undue reliance on forward-looking information.................................. 17
         An active trading market for the Debentures may not develop..... 19
            If we redeem your Debentures, you may not be able to reinvest the redemption proceeds at an interest rate as high as the rate on the Debentures............................................ 19
        Risks associated with our use of reinsurance..................... 19

USE OF PROCEEDS.......................................................... 20

CAPITALIZATION........................................................... 20

PRICE RANGE OF COMMON STOCK.............................................. 21

THE EXCHANGE............................................................. 21
         Reasons for the Exchange........................................ 21
         Terms of the Exchange........................................... 21
         Interest on the Debentures...................................... 22
         Exchange Procedures............................................. 22
         Exchange Agent.................................................. 25
         Transfer Taxes.................................................. 26
         Fees and Expenses............................................... 26
         Accounting Treatment............................................ 26
         Consequences of Failure to Exchange............................. 26

DESCRIPTION OF DEBENTURES ............................................... 27
         General......................................................... 27
         Denominations, Registration and Transfer........................ 28
         Payment and Paying Agents....................................... 29
         Defaulted Interest; Interest to be paid from Earnings........... 29
         Subordination................................................... 30
         Modification of Indenture....................................... 31
         Events of Default............................................... 31
         Consolidation, Merger, Sale of Assets and Other Transactions.... 32
         Satisfaction and Discharge; Defeasance.......................... 33
         Redemption...................................................... 33
         Certain Covenants............................................... 34
         Governing Law................................................... 34
         Information Concerning the Trustees............................. 34

DESCRIPTION OF CAPITAL STOCK.............................................. 34
         General.......................................................... 34
         Common Stock..................................................... 35
         Preferred Stock.................................................. 35
         Possible Anti-Takeover Effect of Charter and Bylaw Provisions.... 36
         Director's Liability............................................. 36
         Section 490.1110 of the Iowa Business Corporation Act............ 36
         Certain Effects of Authorized but Unissued Stock................. 37

FEDERAL INCOME TAX CONSEQUENCES............................................37
         Tax Considerations of the Exchange................................37
         Tax Considerations of the Ownership of the Debentures.............38
         Federal Income Taxation of Holders................................38
         Information Reporting and Backup Withholding......................39

PLAN OF DISTRIBUTION...................................................... 40

LEGAL MATTERS............................................................. 40

EXPERTS................................................................... 40

AVAILABLE INFORMATION..................................................... 41

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........................... 41

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                           FORWARD-LOOKING STATEMENTS

         All statements, trend analyses and other information contained in this report and elsewhere (such as in filings by us with the Securities and Exchange Commission, press releases, presentations by us or our management or oral statements) relative to markets for our products and trends in our operations or financial results, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may," "will," "continue," "pro forma," and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, among other things: (i) general economic conditions and other factors, including prevailing interest rate levels and stock and credit market performance which may affect (among other things) our ability to sell our products, our ability to access capital resources and the costs associated therewith, the market value of our investments and the lapse rate and profitability of policies; (ii) customer response to new products and marketing initiatives; (iii) mortality, morbidity and other factors which may affect the profitability of our products; (iv) changes in the federal income tax laws and regulations which may affect the relative income tax advantages of our products;
(v) regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank sales and underwriting of insurance products and regulation of the sale, underwriting and pricing of our products; and (vi) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking information statements.
                                      -iv-

                               PROSPECTUS SUMMARY

         THIS SUMMARY HIGHLIGHTS INFORMATION APPEARING ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. THIS SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER WITH RESPECT TO THE EXCHANGE OF SHARES OF OUR COMMON STOCK FOR THE DEBENTURES. UNLESS THE CONTEXT REQUIRES OTHERWISE, REFERENCES TO "WE", "US" OR "OUR" REFER COLLECTIVELY TO BNL FINANCIAL CORPORATION AND ITS SUBSIDIARIES.

The Company

         We are an insurance holding company incorporated in the State of Iowa in 1984 that operates through four direct or indirect wholly-owned subsidiaries. We are licensed in 33 states to offer life, accident and health insurance on an individual and group basis through a network of 3,764 independent agents and brokers as of June 30, 2002. We emphasize the marketing of specialized or "niche" life and health insurance products including 10-year level term life insurance policies, hospital indemnity policies and dental insurance, all designed to be sold on a group or payroll deduction basis.

The Offering

         The Debentures being offered by this Prospectus are being issued in connection with the settlement of a class action lawsuit filed by certain of our shareholders in Pulaski County, Arkansas Circuit Court in the matter of Myra Jo Pearson, et al. v. BNL Equity Corporation, et al. As part of the settlement agreement, which was approved by the Pulaski County Circuit Court and the Arkansas Insurance Commissioner, we and the members of the shareholder class agreed to the issuance and exchange of the Debentures in an amount equal to $1.50 principal amount of Debentures for each share of our common stock owned by a member of the shareholder class.

         The Debentures shall be issued with a maturity date of twelve (12) years from the date of their issuance and shall bear an interest rate of 6.00% per annum payable annually on ______ of each year in which the Debentures are outstanding and payable from our prior fiscal year's Earnings (as defined in the indenture agreement entered into by us and Regions Bank, N.A., as Trustee in connection with the issuance of the Debentures). Any payments of interest which are, in accordance with the terms of the Debentures and the indenture, not paid annually and are deferred will be added to the principal outstanding on the Debentures and shall be paid along with such outstanding principal at the maturity date. Interest shall not accrue on any payment of interest which is not paid and is deferred until the maturity date of the Debentures. The Debentures are fully redeemable at par by us at any time at par plus any accrued but unpaid interest. The Debentures are also redeemable by the Debenture holders upon the occurrence of a change of control as that term is defined in the indenture.

         Inasmuch as the offering and issuance of the Debentures is pursuant to an agreement between us and the members of the shareholder class and has been approved and mandated pursuant to a court order issued by the Pulaski County Circuit Court, the members of the shareholder class will not have any election with respect to the exchange of the Debentures for the common stock and proxies will not be solicited in connection with this exchange transaction. Upon the effectiveness of the Registration Statement of which this Prospectus is a part, we will issue the Debentures to the members of the shareholder class in exchange for their outstanding shares of our common stock. Upon our issuance of the Debentures, the exchanged shares of common stock shall be retired and held by us as treasury stock. Members of the shareholder class will not have any dissenter's or appraisal rights under applicable Iowa law with respect to the shares of our common stock they currently hold.


Summary of the Exchange

The Initial Offering of the Outstanding Common Stock and the Class Action Matter

         United Arkansas Corporation, a predecessor entity to the company, engaged in a public offering of common stock to residents of the State of Arkansas between 1989 and 1992. In 1996, a complaint was filed in the Pulaski County Circuit Court claiming violations of the Arkansas Securities Act in the offer and sale of such common stock in Arkansas. We have succeeded United Arkansas Corporation with respect to the claims. The Pulaski County Circuit Court certified the matter as a class action and the matter was ultimately set for trial in the fall of 2001. Prior to the commencement of the trial in the fall of 2001, we entered into a settlement agreement with the members of the shareholder class who were pursuing the lawsuit.

The Exchange

         In accordance with the terms of the settlement agreement, we are registering the Debentures to be issued to the members of the shareholder class in exchange for the shares of our common stock held by such persons.

Exchange Agent

         Regions Bank, N.A. is serving as the exchange agent in connection with the exchange transaction. The address and telephone number of the exchange agent are set forth under "The Exchange - Exchange Agent" at page 24.

Procedure for Tendering of Outstanding Common Stock

         Inasmuch as the offering and issuance of the Debentures is pursuant to an agreement between us and the members of the shareholder class and has been approved and mandated pursuant to a court order issued by the Pulaski County Circuit Court, the members of the shareholders class will not have any election with respect to the exchange of the Debentures for the common stock and proxies will not be solicited in connection with this exchange transaction. Upon the effectiveness of the registration statement of which this prospectus is a portion, the members of the shareholder class shall be directed to deliver to the exchange agent:

         - a completed, signed and dated letter of transmittal, or facsimile of the letter of transmittal;

         -   a completed IRS Form W-9; and

         - the common stock certificates representing the shares being exchanged.

         The method of delivery is at the holder's election and risk. Holders should not send the letter of transmittal or common stock certificates to us, but rather to Exchange Agent in accordance with the Letter of Transmittal.

Effect of Exchange on Members of Shareholder Class

         Upon the effective time of the registration statement of which this prospectus is a part, and the closing of this exchange transaction, the holders will be deemed to be the holders of the Debentures, which shall as of such time be deemed to be fully issued and outstanding, and the common stock shall be retired and held by us as treasury stock. Members of the shareholder class will not have any dissenter's or appraisal rights under applicable Iowa law with respect to the shares of our common stock they currently hold.

Consequences of Failure to Exchange

         Inasmuch as the offering and issuance of the Debentures is pursuant to an agreement between us and the members of the shareholder class and has been approved and mandated pursuant to a court order by the Pulaski County Circuit Court, the members of the shareholder class will not have any election with respect to the exchange of the Debentures for the common stock and proxies shall not be solicited in connection with this exchange transaction. Upon the closing of the exchange transaction, the Debentures will be retired and held by us as treasury stock. Members of the shareholder class will not have any dissenter's or appraisal rights under applicable Iowa law with respect to the shares of our common stock they currently hold.

Federal Income Tax Consequences

        The exchange of the common stock for the Debentures will be a taxable event for federal income tax purposes. Each shareholder exchanging common stock for the Debentures will recognize gain or loss on the exchange in an amount equal to the excess or deficiency, as the case may be, in the face amount of the Debenture over the shareholder's income tax basis in the common stock surrendered in the exchange.

Use of Proceeds

         We will not receive any proceeds from the issuance of the Debentures pursuant to the exchange transaction. We will pay all of our expenses relevant to the exchange transaction.

Summary of the Terms of the Debentures

Issuer   . . . . . . . . . . . . . . .   BNL Financial Corporation.

Securities Being Offered . . . . . . $5,000,000  aggregate  principal  amount of
     6.00% Debentures due 2014.

Maturity . . . . . . . . . . . . . . .   ________, 2014.

Interest  Payment  Date . . . . . . . . ________ of each year during the term of the Debentures, commencing _______, 2003.

Optional Redemption Date . . . . . . . The Debentures will be redeemable, at our option at any time and from time to time, in whole or in part, upon notification to the holders of the Debentures to be redeemed not less than thirty nor more than forty-five days prior to the date of redemption fixed by us. The Debentures are redeemable at a price equal to the principal amount of such Debentures to be redeemed, plus any accrued but unpaid interest thereon. If less than all of the Debentures are to be redeemed the Debentures to be redeemed may be selected by us; provided, that if an amount equal to or greater than $250,000 aggregate principal amount of such Debentures are called for redemption in any one fiscal year, such Debentures shall be redeemed pro rata from the holders of all Debentures outstanding at the time of such redemption.

Ranking . . . . . . . . . . . . . . The  Debentures  will be general,  unsecured obligations of BNL Financial Corporation and will rank equally in right of payment with our existing and future unsecured debt, junior in right of payment with all of our existing and future senior debt and senior in right of payment to all of our existing and future subordinated debt. The Debentures will be effectively subordinated to all of our secured debt, if any, to the extent of the value of the assets securing such debt, and structurally subordinated to all of the existing and future liabilities of our subsidiaries. As of June 30, 2002, we had, excluding subsidiaries, had $0 of total indebtedness outstanding, and our subsidiaries had $30,459 of liabilities outstanding. See "Description of Debentures -- Subordination."

Change of Control . . . . . . . . . . . The  Debentures  may be  redeemed at the option of the holders in an amount equal to the principal amount outstanding of the Debentures to be redeemed at the time of such redemption, plus any accrued but unpaid interest upon the occurrence of a change of control which is defined by the indenture to occur upon the sale by certain executives of the company of their interests in our common stock. The redemption date for such a redemption at the option of a holder shall be a date set by us and shall be not less than thirty nor more than forty-five days from our receipt of the holder's notice to redeem.

Certain  Covenants . . . . . . . . . .The  indenture  governing  the  Debentures contains certain covenants that, among other things, limit our ability to increase compensation to certain designated executives in the event that an interest payment is not paid on the Debentures and is deferred in accordance with the indenture.

Absence of a Public Market for the Debentures . . . . . . . The Debentures  will generally be freely transferable, but they will also be a new series of securities for which there will be no established trading market. Additionally, we do not anticipate listing the Debentures for trading on any established market or exchange. Accordingly, we cannot assure you as to the development or liquidity of any market for the Debentures.

Use  of  Proceeds . . . . . . . . . . We will not  receive  any cash  proceeds from the exchange transaction.

         See "Risk Factors" and other information included in this prospectus for a discussion of factors you should carefully consider.

Summary Historical Consolidated Financial Data

         The following summary historical consolidated financial data presented for fiscal year 1997 through fiscal year 2001 and for the first six months of 2001 and the first six months of 2002 are derived from our historical consolidated financial data for these periods. You should read the selected financial information together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations," and with the consolidated financial statements, including the related notes, included in our Annual Report on Form 10-K for the year ended December 31, 2001 and our Quarterly Report on Form 10-Q for the period ended June 30, 2002, all of which are incorporated into this prospectus by reference and which shall be provided to any recipient of this prospectus free of charge. See "Incorporation of Certain Documents by Reference."



                                         For the Six Months                       For the Year
                                           Ended June 30,                       Ended December 31,
                               ------------------------ ------------------------------------------------------------
                                  2002        2001         2001         2000         1999        1998        1997
                                  ----        ----         ----         ----         ----        ----        ----
                                              (In Thousands Except Per Share Information)
------------------------------ -------------------------------------------------------------------------------------

Revenues                        $20,909      $19,339    $  39,570    $  36,183   $    30,533    $21,920    $12,468
Operating
  Income (Loss)                   1,200        1,126        1,579        2,734           207     (1,247)      (932)

Net Income (Loss                  1,006          874        1,283        3,444           207     (1,247)      (932)

Earnings (Loss) Per
Share:

   Basic                         $0.05        $  0.04   $    0.06     $   0.15   $      0.01  $   (0.05)   $ (0.04)
   Diluted                       $0.05        $  0.04   $    0.06     $   0.15   $      0.01  $   (0.05)   $ (0.04)

   Weighted-Average
   Common and
   Common Equiva-
   lent Shares Out-
   standing:
      Basic                      20,452       23,312        22,802       23,312        23,312     23,312    23,312
      Diluted                    20,452       23,312        22,802       23,312        23,312     23,312    23,312

At Period End:

Total Assets                    $21,038      $18,313       $20,174      $17,580       $13,949    $14,328   $14,148
Total Liabilities                 9,557        8,650         9,655        9,073         9,644      9,124     7,735

Total Commitments and
  Contingencies                   4,844         -0-          4,844            0             0          0         0
Stockholders' Equity              6,636       9,663          5,674        8,507         4,305      5,204     6,413

Ratio of Earnings to Fixed Charges

     As of the date of this prospectus, there are no fixed charges and no shares of our preferred stock outstanding.

Our Address

         Our executive offices are located at 2100 West William Cannon, Suite L, Austin, Texas 78745, and our telephone number at that address is (512) 383-0220. Our website address is www.bnlac.com. The information on our website is not a part of this prospectus.


                                  RISK FACTORS
        We urge you to carefully consider the risk factors set forth below, as well as the other information set forth in this prospectus, in connection with the Debentures being offered hereby. In addition, you are strongly urged to consider the risk factors set forth elsewhere in this prospectus. This prospectus contains forward-looking statements which involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause these differences include, but are not limited to, the risk factors set forth below.

     We are a holding company and rely on dividends from our insurance subsidiary; state insurance laws may restrict the ability of this subsidiary to pay dividends.

     We are an insurance holding company whose assets consist primarily of the outstanding capital stock of our insurance subsidiary. This form of corporate structure has the effect of making us dependent upon dividends from our insurance subsidiary to satisfy our financial obligations (including service obligations on the Debentures), pay operating expenses and pay dividends to our shareholders. Our insurance subsidiary is subject to regulation under the insurance and insurance holding company laws and regulations of the State of Arkansas. These statutes require prior regulatory agency approval or prior notice of certain material intercompany transactions, including the payment of dividends. Furthermore, the amount of dividends we actually receive from our insurance subsidiary depends on its business and financial performance.

Future downgrades in the ratings of our insurance subsidiary could adversely affect sales of our insurance products.

     Ratings with respect to claims-paying ability and financial strength are increasingly important factors in establishing the competitive position of insurance companies. Each rating agency reviews its ratings periodically, and there can be no assurance that our current ratings will be maintained in the future. Our claims-paying and financial strength ratings are based upon factors relevant to policy owners and are not directed toward protection of investors in our securities, including the Debentures. A rating downgrade, or the potential for such a downgrade, of our insurance subsidiary could negatively affect our results of operations.

Our insurance subsidiary may be required to pay assessments to fund policyholder losses or liabilities; this may have a material adverse effect on our results of operations.

     The solvency or guaranty laws of most states in which an insurance company does business may require that company to pay assessments (up to certain prescribed limits) to fund policyholder losses or liabilities of insurance companies that become insolvent. Recent insolvencies of insurance companies increase the possibility that these assessments may be required. These assessments may be deferred or forgiven under most guaranty laws if they would threaten an insurer's financial strength and, in certain instances, may be offset against future premium taxes. We cannot estimate the likelihood and amount of future assessments. Any future assessments may have a material adverse effect on our results of operations.

We may be exposed to unidentifiable or unanticipated liabilities if we cannot effectively manage our risks, which could negatively affect the amounts that our insurance subsidiary may distribute to us as dividends.

     We have devoted significant resources to developing our risk management policies and procedures, and we expect to continue to do so in the future. Nonetheless, these policies and procedures used to identify, monitor and manage risks may not be fully effective. Many of the methods of managing risk and exposures are based upon the use of observed historical market behavior or statistics based on historical models. As a result, these methods may not predict future exposures, which could be significantly greater than historical measures indicate. Other risk management methods depend upon the evaluation of information regarding markets, clients or other matters that is publicly available or otherwise accessible to us and that may not always be accurate, complete, up-to-date or properly evaluated. Management of operational, legal and regulatory risks requires, among other things, policies and procedures to record properly and verify a large number of transactions and events, and these policies and procedures may not be fully effective. If our insurance subsidiary is exposed to unexpected liabilities due to a failure of our risk management policies or procedures, its results of operations may be negatively affected, which may also reduce the amount it can distribute to us as dividends.

If we are unable to retain key management personnel and other skilled personnel, our business could be adversely affected.

     Our success is dependent to a large degree upon the continued service of key members of our management, particularly Wayne E. Ahart, C. Donald Byrd, Kenneth Tobey and Barry N. Shamas. We have not entered into employment agreements with any of our executives or key management, and we do not maintain key person life insurance on any of our employees. The loss of any of our executives or key management personnel could have a material adverse effect on our business, financial condition and results of operations. Our future success will also depend on our ability to attract, retain and motivate highly skilled personnel in various areas, including technical, marketing, sales and management. If we do not succeed in retaining and motivating our current employees and attracting new employees, our business could be adversely affected.

Our reserves established for future policy benefits and claims may prove inadequate, requiring us to increase liabilities.

     Our earnings depend significantly upon the extent to which our actual claims experience is consistent with the assumptions used in setting prices for our products and establishing liabilities for future insurance and annuity policy benefits and claims. The liability that we have established for future policy benefits is based on assumptions concerning a number of factors, including the amount of premiums that we will receive in the future, rate of return on assets we purchase with premiums received, expected claims, expenses and persistency, which is the measurement of the percentage of insurance policies remaining in force from year to year, as measured by premiums. However, due to the nature of the underlying risks and the high degree of uncertainty associated with the determination of the liabilities for unpaid policy benefits and claims, we cannot determine precisely the amounts which we will ultimately pay to settle these liabilities. As a result, we may experience volatility in the level of our reserves from period to period. To the extent that actual claims experience is less favorable than our underlying assumptions, we could be required to increase our liabilities, which may harm our financial strength and reduce our profitability.

We may not be able to compete with larger, more established insurance companies.

         Our industry is highly fragmented and competitive. We face competition from a large number of companies who provide insurance and/or competitive products. Some of our existing and potential competitors are larger and have greater resources and have access to more capital than we do. Maintaining our competitive position may require us to make substantial investments in our product development efforts, distribution network and sales and marketing activities. Competitive pressures may also result in decreased demand for our products and in the loss of market share. In addition, we face, and will continue to face, pressure on the sales prices of our products from competitors, as well as from large customers seeking preferential terms. As a result of these pricing pressures, we may in the future experience reductions in the profit margins on sales.

         Agents placing insurance business with our insurance subsidiary are compensated on a commission basis. There are many life and health insurance companies in the U.S. Some of these companies may pay higher commissions and charge lower premium rates, and many companies have more substantial resources than we do. In addition, consolidations of insurance and banking institutions, which are permitted under recently-enacted federal legislation, may adversely affect the ability of our insurance subsidiary to expand our customer referral relationships with mortgage lending and servicing institutions. The principal cost and competitive factors that affect the ability of our insurance subsidiary to sell its insurance products on a profitable basis are:

     -    the general level of premium rates for comparable products;

     - the extent of individual policyholders services required to service each product category;

     -    general interest rate levels;

     -    competitive commission rates and related marketing costs;

     -    legislative and regulatory requirements and restrictions;

     -    the impact of competing insurance and other financial products; and

     -    the condition of the regional and national economies.

         In addition, the use of a third-party insurer to provide products limits our income potential to the fees generated by the distribution arrangements with such a third-party insurer. Our decision to make product lines available to our agents through a third-party insurer was based upon an analysis that our income from direct writing of such products was not expected to meet our target profit margins.

The federal government may seek to regulate the insurance industry; recent government regulation may increase competition in the insurance industry and may affect our insurance subsidiary's current sales methods.


         Although the federal government generally does not directly regulate the insurance industry, federal initiatives often have a direct impact on the insurance business. Current and proposed measures that may significantly affect the insurance business generally include limitations on anti-trust immunity and minimum solvency requirements.

         The Gramm-Leach-Bliley Act of 1999 implemented fundamental changes in the regulation of the financial services industry in the U.S. The act permits the transformation of the already converging banking, insurance and securities industries by permitting mergers that combine commercial banks, insurers and securities firms under one holding company. Under the act, national banks retain their existing ability to sell insurance products in some circumstances. In addition, bank holding companies that qualify and elect to be treated as "financial holding companies" may engage in activities, and acquire companies engaged in activities, that are "financial" in nature or "incidental" or "complementary" to such financial activities, including acting as principal, agent or broker in selling life, property and casualty and other forms of insurance, including annuities. A financial holding company can own any kind of insurance company or insurance broker or agent, but its bank subsidiary cannot own the insurance company. Under various state laws, the financial holding company would need to apply to the insurance commissioner in the insurer's state of domicile for prior approval of the acquisition of the insurer, and the act provides that the commissioner, in considering the application, may not discriminate against the financial holding company because it is affiliated with a bank. Under the act, no state may prevent or interfere with affiliations between depository institutions and persons engaged in the business of insurance.

         Until passage of the Gramm-Leach-Bliley Act, the Glass-Steagall Act of 1933, as amended, had limited the ability of banks to engage in securities-related businesses, and the Bank Holding Company Act of 1956, as amended, had restricted banks from being affiliated with insurance companies. With the passage of the Gramm-Leach-Bliley Act, banks and insurance companies may now become affiliated. The ability of banks to affiliate with insurance companies may materially adversely affect all of our product lines by substantially increasing the number, size and financial strength of potential competitors.

         Moreover, the U.S. Supreme Court held in 1995 in NationsBank of North Carolina v. Variable Annuity Life Insurance Company that annuities are not insurance for purposes of the National Bank Act. Although the effect of these recent developments on our competitors and us is uncertain, both the persistency of our existing products and our ability to sell new products may be materially impacted by these developments in the future.

         Additionally, the act provides that financial institutions have certain obligations with respect to the maintenance of the privacy of customer information, so as to insure the security and confidentiality of customer records and information, to protect against any anticipated threats or hazards to the security or integrity of these records and to protect against unauthorized access or use of these records or information which could result in substantial harm or inconvenience to any customer. In addition, the act places new restrictions on disclosure of nonpublic personal information to non-affiliated third parties. A financial institution may disseminate certain types of customer information to non-affiliated third parties if the institution provides clear and conspicuous disclosure of the institution's privacy policy, and the customer authorizes the release of certain information to third parties. Where the customer permits the release of the information to a non-affiliated third party, such information can only be utilized by such non-affiliated third party. The act restricts disclosure of information that is non-public in nature but does not prohibit the release of information which can be obtained from public sources such as the Internet. In addition, regulations are expected to be adopted that implement the purposes of the act. Because all of these regulations have not been finalized, we are unable to determine whether any final regulations will impact the ability of financial institutions to supply lead information. We currently do not receive any lead information from financial institutions.

          Our insurance subsidiary is subject to regulation by state insurance departments.

         Our insurance subsidiary is subject to regulation and supervision by the states in which it is licensed to do business. This regulation is designed primarily to protect policy owners. Although the extent of regulation varies by state, the respective state insurance departments have broad administrative powers relating to the granting and revocation of licenses to transact business, licensing of agents, the regulation of trade practices and premium rates, the approval of form and content of financial statements and the type and character of investments.

         These laws and regulations require our insurance subsidiary to maintain certain minimum surplus levels and to file detailed periodic reports with the supervisory agencies in each of the states in which it does business, and its business and accounts are subject to examination by these agencies at any time. The insurance laws and regulations of the domiciliary state of our insurance subsidiary require that this subsidiary be examined at specified intervals. Brokers National Life Assurance Company is domiciled in the State of Arkansas.

        A number of states regulate the manner and extent to which insurance companies may test for Acquired Immune Deficiency Syndrome (AIDS) antibodies in connection with the underwriting of life insurance policies. To the extent permitted by law, our insurance subsidiary considers AIDS information in underwriting coverages and establishing premium rates. An evaluation of the financial impact of future AIDS claims is extremely difficult, due in part to insufficient and conflicting data regarding the incidence of the disease in the general population and the prognosis for the probable future course of the disease.

In certain circumstances, regulatory authorities may place our insurance subsidiary under regulatory control.

         Our insurance subsidiary is subject to risk-based capital requirements imposed by the National Association of Insurance Commissioners. These requirements were imposed to evaluate the adequacy of statutory capital and surplus in relation to investment and insurance risks associated with:

         -        asset quality;
         -        mortality and morbidity;
         -        asset and liability matching; and
         -        other business factors.

         The requirements are used by states as an early warning tool to discover potential weakly capitalized companies for the purpose of initiating regulatory action. Generally, if an insurer's risk-based capital falls below specified levels, the insurer would be subject to different degrees of regulatory action depending upon the magnitude of the deficiency. Possible regulatory actions range from requiring the insurer to propose actions to correct the risk-based capital deficiency to placing the insurer under regulatory control.

         Specifically, there are four different levels of regulatory attention, depending upon the ratio of a company's total adjusted capital to its authorized control level risk based capital.
         - A "company action level event" is generally triggered if a company's total adjusted capital is less than 200% but greater than or equal to 150% of its authorized control level risk based capital. When this occurs, the company must submit a comprehensive plan to the regulatory authority which discusses proposed corrective actions to improve its capital position.

         - A "regulatory action level event" is triggered if a company's total adjusted capital is less than 150% but greater than or equal to 100% of its authorized control level risk based capital. When this occurs, the regulatory authority will perform a special examination of the company and issue an order specifying corrective actions that must be followed.

         - An "authorized control level event" is triggered if a company's total adjusted capital is less than 100% but greater than or equal to 70% of its authorized control level risk based capital. When this occurs, the regulatory authority may take any action it deems necessary, including placing the company under regulatory control.

          - A "mandatory control level event" is triggered if a company's total adjusted capital is less than 70% of its authorized control level risk based capital. When this occurs, the regulatory authority is mandated to place the company under its control.

         As of December 31, 2001, the total adjusted capital of our insurance subsidiary was 595.14% of its authorized control level risk based capital. If this percentage were to decrease to one of the four levels provided above, regulatory action could have a material adverse effect on our results of operations.

Interest rate volatility may adversely affect our profitability.

         Changes in interest rates affect many aspects of our business and can significantly affect our profitability. In periods of increasing interest rates, withdrawals of life insurance policies and fixed annuity contracts may increase as policyholders choose to forego insurance protection and seek higher investment returns. Obtaining cash to satisfy these obligations may require us to liquidate fixed income investment assets at a time when the market prices for those assets are depressed because interest rates have increased. This may result in realized investment losses. Regardless of whether we realize an investment loss, these cash payments would result in a decrease in total invested assets, and a decrease in net income. Premature withdrawals may cause us to accelerate amortization of policy acquisition costs, which would also reduce our net income.

         Conversely, during periods of declining interest rates, life insurance and annuity products may be relatively more attractive to consumers, resulting in increased premium payments on products with flexible premium features, repayment of policy loans and increases in persistency, or a higher percentage of insurance policies remaining in force from year to year. During such a period, our investment earnings will be lower because the interest earnings on our fixed income investments will be more likely to be prepaid or redeemed as borrowers seek to borrow at lower interest rates, and we may be required to reinvest the proceeds in securities bearing lower interest rates. Accordingly, during periods of declining interest rates, our profitability may suffer as the result of a decrease in the spread between interest rates credited to policyholders and returns on our investment portfolio.

         The profitability of our spread-based business depends in large part upon our ability to manage interest rate spreads and the credit and other risks inherent in our investment portfolio. We cannot guarantee, however, that we will manage successfully our interest rate spreads or the potential negative impact of those risks.

Other market fluctuations and general economic, market and political conditions may negatively affect our business and profitability.

         Our investment returns, and thus our profitability, may be adversely affected from time to time by conditions affecting our specific investments and, more generally, by stock, real estate and other market fluctuations and general economic, market and political conditions. Our ability to make a profit on insurance products and annuities depends in part on the returns on investments supporting our obligations under these products, and the value of specific investments may fluctuate substantially depending on the foregoing conditions.

Proposed changes to the Internal Revenue Code could have a material adverse effect on the results of our operations.

         Currently, under the Internal Revenue Code of 1986, as amended, holders of many life insurance and annuity products, including both traditional and variable products, are entitled to tax-favored treatment on these products. For example, income tax payable by policyholders on investment earnings under life insurance and annuity products which are owned by natural persons is deferred during the product's accumulation period and is payable, if at all, only when the insurance or annuity benefits are actually paid or to be paid.

         In the past, legislation has been proposed that would have curtailed the tax-favored treatment of some of our life insurance and annuity products. For example, in 1992, the Bush Administration proposed legislation that, had it been enacted, would have limited otherwise deductible interest payments for businesses that own life insurance policies on the lives of their employees. Similarly, in 1998, the Clinton Administration proposed legislation that, had it been enacted, would have caused transfers between separate accounts underlying tax-deferred annuity products to be taxable. The proposed legislation also contained other provisions unfavorable to tax favored annuity products. None of these proposals was enacted. The Clinton Administration also proposed tax law changes that would, if enacted, adversely affect corporate owned and bank owned life insurance product offerings. If these or similar proposals directed at limiting the tax-favored treatment of life insurance policies or annuity contracts were enacted, market demand for such products would be adversely affected. We currently do not offer any of the types of products which would have been or would be affected by such legislation.

         The Economic Growth and Tax Relief Reconciliation Act of 2001 phases out Federal estate taxes and is scheduled to ultimately eliminate Federal estate taxes beginning in 2010. However, the Federal estate tax is scheduled to resume in 2011 at the rates in effect prior to the enactment of the act unless Congress takes further action to make the elimination of Federal estate taxes permanent. Many insurance products are designed and sold to help policyholders reduce the effect of Federal estate taxation on their estates. Thus, the enactment of any legislation that permanently eliminates or significantly reduces Federal estate taxation would likely result in a significant reduction in sales of such currently tax-favored products. We currently do not offer any of the types of products which would be affected by such legislation.

Our charter documents and Iowa law contain provisions that could make a merger, tender offer or proxy contest somewhat difficult.


         Our articles of incorporation and bylaws contain provisions that could have the effect of discouraging or making it more difficult for someone to acquire us through a tender offer, a merger, a proxy contest or otherwise, even though such an acquisition might be economically beneficial to our Debenture holders. These provisions include a requirement that action may be taken by stockholders without a meeting only upon the unanimous written consent of all stockholders entitled to vote with respect to the subject matter thereof and a provision by which transactions between us and any director, officer or security holder, or any of their affiliates, will be valid only upon meeting certain disclosure, approval and fairness determinations. Our ability to issue preferred stock, in one or more classes or series, with those powers and rights as may be determined by our board of directors, also could make such an acquisition more difficult. In addition, these provisions may make the removal of management more difficult, even in cases where a removal would be favorable to the interests of our Debenture holders.

         We are subject to Section 490.1110 of the Iowa Business Corporation Act which limits transactions between certain companies and "interested stockholders" (generally, those stockholders who, together with their affiliates and associates, own 10% or more of a company's outstanding voting stock). This provision of Iowa law also may have the effect of deterring potential acquisitions of us.

Litigation and regulatory investigations may harm our financial strength and reduce our profitability.

         Insurance companies have historically been subject to substantial litigation resulting from claims disputes and other matters. In addition to the traditional policy claims associated with their businesses, insurance companies are increasingly facing policyholder suits, class actions and disputes with reinsurers. The class actions and policyholder suits are often in connection with insurance sales practices, policy and claims administration practices and other market conduct issues. State insurance departments are increasingly focusing on sales practices and product issues in their market conduct examinations. Negotiated settlements of class action and other lawsuits have had a material adverse effect on the business, financial condition and results of operations of insurance companies. As a result of these trends, we are in the ordinary course of our business a plaintiff or defendant in actions arising out of our insurance business and investment operations, including class actions and reinsurance disputes, and, from time to time, are also involved in various governmental and administrative proceedings. Such litigation and proceedings may harm our financial strength and reduce our profitability. We cannot assure you that such litigation will not adversely affect our future business, financial condition or results of operations.

The impact of recent terrorist attacks and possible military and other actions may adversely affect our investment portfolio.

         Terrorist attacks in New York City and Washington, D.C. on September 11, 2001 disrupted commerce throughout the United States, resulted in significant loss of lives and caused significant volatility and declines in the United States and other securities markets. The continued threat of terrorism within the United States and Europe, and the military action and heightened security measures in response to that threat, may cause additional disruptions to commerce, reduced economic activity and continued volatility in markets throughout the world, which may decrease our net income, revenue and assets under management.

Our Debenture holders should not place undue reliance on forward-looking information.

         Information contained in this prospectus may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934 which can be identified by the use of forward-looking terminology like "anticipate," "believe," "plan," "estimate," "expect," "intend," "may," "will," "continue," or "pro forma" or the negative or other variations of those words or comparable terminology.

         All forward-looking statements contained in this prospectus are expressly qualified in their entirety by the cautionary statements set forth in this prospectus and the documents incorporated by reference. Our Debenture holders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus and the date of the documents incorporated herein by reference. Except as required by law, we do not undertake any responsibility to update you on the occurrence of any anticipated events which may cause actual results to differ from those expressed or implied by the forward-looking statements contained in this prospectus or in documents incorporated by reference to this prospectus.

         We urge you to carefully consider the important factors set forth under "Risk Factors" and elsewhere in this prospectus that could cause actual results to differ materially from our expectations. These factors include, among other things:

     - general economic conditions and other factors, including prevailing interest rate levels and stock market performance, which may adversely effect our ability to sell products, the market value of our investments and the lapse rate and profitability of policies;

     - Our ability to achieve anticipated levels of operational efficiencies and cost-saving initiatives;

     - customer response to new products, distribution channels and marketing initiatives;

     - mortality, morbidity and other factors which may adversely effect the profitability of our insurance products;

     - changes in the Federal income tax laws and regulations which may affect the relative tax advantages of some of our insurance products;

     -    increasing competition in the sale of insurance and annuities;

     - regulatory changes or actions, including those relating to regulation of insurance products and insurance companies;
     - ratings assigned to our insurance subsidiary by independent rating organizations such as A.M. Best Company; and

     -    unanticipated litigation.


The Debentures are not guaranteed, are unsecured and may be subordinated to any senior debt which we may issue, and, because we are a holding company, your rights under the Debentures are effectively subordinated to the liabilities of our insurance subsidiary.

         You should consider carefully our creditworthiness in connection with your holding of the Debentures. The Debentures are unsecured obligations solely of BNL Financial Corporation and are not guaranteed by any person.

         The Debentures are unsecured and will rank junior in right of payment to any present and future senior debt which may be issued by us (as defined under "Description of the Debt Securities"). This means that, in any bankruptcy or insolvency proceedings involving us, the holders of our senior debt are first entitled to receive payment in full of the amounts due to them before the holders of the Debentures are entitled to receive or retain any payment in respect of the Debentures. The indenture relating to the Debentures does not limit the amount of senior debt that we may incur, and we may from time to time incur indebtedness constituting senior debt. As of June 30, 2002, we had $0 senior debt.

         As we are a holding company, our cash flow and ability to service debt, including the Debentures, depend upon the distribution of earnings, loans or other payments made by our insurance subsidiary to us. Our insurance subsidiary is a separate legal entity and has no obligation with respect to our payment obligations. In addition, payment of dividends, distributions, loans or advances by our insurance subsidiary to us could be subject to statutory or contractual restrictions. Our right to receive assets of our insurance subsidiary upon its liquidation or reorganization and, as a result, your right to participate in those assets will be effectively subordinated to the claims of the insurance subsidiary's creditors, including trade creditors. In addition, even if we are recognized as a creditor of our insurance subsidiary, our rights as a creditor would be subordinate to any security interest in the assets of our insurance subsidiary and any debt of our insurance subsidiary senior to that held by us. As of June 30, 2002, our insurance subsidiary had $30,459 of liabilities.

 An active trading market for the Debentures may not develop.

         The Debentures comprise a series of securities for which there is currently no public market. We do not currently plan to list the Debentures on any securities exchange or to include them in any automated quotation system. We cannot assure you that an active trading market for the Debentures will develop or as to the liquidity or sustainability of any such market, your ability to sell your Debentures or the price at which you will be able to sell your Debentures. Future trading prices of the Debentures will depend on many factors, including, among other things, prevailing interest rates, our operating results, the price of our common stock and the market for similar securities.

If we redeem your Debentures, you may not be able to reinvest the redemption proceeds at an interest rate as high as the rate on the Debentures.

          Your Debentures are redeemable at our option and we may choose to redeem them, from time to time, when prevailing interest rates are relatively low. If we do, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Debentures being redeemed.

         Our ability to redeem the Debentures at our option is also likely to affect any market value which from time to time may exist with respect to the Debentures. In particular, as a redemption date approaches, the market value of your Debentures generally would not likely rise substantially above the redemption price, if at all, because of the optional redemption feature.

Risks associated with our use of reinsurance

         If our reinsurers refuse or fail to pay claims when due, our future liquidity and our ability to make timely payments on your Debentures may be adversely affected.

         In addition to our underwriting practices, we manage the risks relating to our insurance products by reinsuring a portion of these risks with other insurers. Although we assess and periodically reassess the creditworthiness of our reinsurers, their creditworthiness today may not reflect their actual ability to pay claims when they are due. If some of our reinsurers refuse, or are unable, to meet their obligations to us, our future cash inflow and liquidity may be reduced, and our ability to make timely payments on your Debentures could suffer.

         The availability, amount and cost of reinsurance depend on market conditions and may vary significantly. Any decrease in the amount of our reinsurance will increase our risk of loss.

                                 USE OF PROCEEDS

         No cash consideration is being paid for the exchange of the common stock for the Debentures and therefore we will not receive any proceeds from the exchange of securities. In consideration for issuing the Debentures as contemplated in this prospectus, we will receive in exchange outstanding shares of our common stock as held by the members of the shareholder class. The outstanding shares of common stock surrendered in exchange for the Debentures will be retired and held by us as treasury stock.

                                 CAPITALIZATION

         Because management considered it probable that the class settlement would be finalized in 2002, our financial statements at December 31, 2001 and June 30, 2002 reflected the changes to our capital structure effected by the exchange transaction. The first table below summarizes our capitalization as of June 30, 2002, excluding the effect of the exchange transaction. The second table presents the same information but is revised to reflect the exchange transaction. You should read this information in conjunction with "Summary Historical Consolidated Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and notes appearing elsewhere in this prospectus or in documents we have incorporated by reference.

BNL FINANCIAL CORPORATION AND CONSOLIDATED SUBSIDIARIES
(excluding the exchange transaction)

                                                                 June 30, 2002
                                                                  (Unaudited)
                                                                 --------------
                                                                 (In Thousands)
Total Assets                                                           $21,038

Total Liabilities                                                      $10,132

Total Shareholders' equity                                             $10,906
                                                                       =======

BNL FINANCIAL CORPORATION AND CONSOLIDATED SUBSIDIARIES
(including the exchange transaction)

                                                                 June 30, 2002
                                                                   (Unaudited)
                                                                 --------------
                                                                 (In Thousands)
Total Assets                                                           $21,038

Total Liabilities                                                      $14,401

Total Shareholders' equity                                             $ 6,637
                                                                       =======

                           PRICE RANGE OF COMMON STOCK

        Our common stock is not traded on any national stock exchange, any automated quotation system, or any other recognized market. Trading in our common stock occurs on only a workout basis involving entities who have agreed to make a market in our common stock from time to time.

         The current price of our common stock based upon recent private sale transactions of which we are aware is approximately $.50 per share.

                                  THE EXCHANGE

Reasons for the Exchange

         The Debentures being offered by this prospectus are being issued in connection with the settlement of a class action lawsuit filed by certain of our shareholders in Pulaski County, Arkansas Circuit Court in the matter of Myra Jo Pearson, et al. v. BNL Equity Corporation, et al. As part of the settlement agreement, which was approved by the Pulaski County Circuit Court and the Arkansas Insurance Commissioner, we and the members of the shareholder class agreed to the issuance and exchange of the Debentures in an amount equal to $1.50 principal amount of Debentures for each share of our common stock owned by members of the shareholder class.

Terms of the Exchange

         We will issue and exchange the Debentures in the principal amount of $1.50 for each share of our common stock held by members of the shareholder class. The Debentures shall have a term of twelve years with principal payable at maturity and shall bear simple interest at the rate of six percent (6.00%) per annum payable annually from our prior fiscal year's Earnings (as that term is defined in the indenture). If for any reason a payment of interest is not paid in any year, it will be added to the principal amount of the Debentures and paid at maturity. However, interest will not accrue or be paid on any interest amounts which are added to the principal amount of the Debentures.

         Inasmuch as the offering and issuance of the Debentures is pursuant to an agreement between us and the members of the shareholder class and has been approved and mandated pursuant to a court order issued by the Pulaski County Circuit Court, the members of the shareholder class will have no election with respect to the exchange of the Debentures for the common stock and proxies will not be solicited in connection with this exchange transaction. Upon the effectiveness of the registration statement, of which this prospectus is a part, we will issue the Debentures to the members of the shareholder class in exchange for their outstanding shares of our common stock. Upon the closing of this exchange transaction, the exchanged shares of common stock shall be retired and held by us as treasury stock. Members of the shareholder class will not have any dissenter's or appraisal rights under applicable Iowa law with respect to shares of our common stock they currently hold.

     As of the date of this prospectus, there are a total of approximately 2,860,846 shares of our common stock held by members of the shareholder class who shall receive Debentures in the exchange.

         Members of the shareholder class will not have any dissenters' or appraisal rights under the Iowa Business Corporation Act, the terms of the settlement agreement or the indenture in connection with the exchange of the Debentures for the common stock. We intend to conduct this exchange transaction in accordance with the applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

Interest on the Debentures

         The Debentures shall bear interest at a rate of 6.00% per annum from the date of their issuance. Interest on the Debentures will be paid annually beginning on [_______], 2003. Any interest on the Debentures which is payable, but not punctually paid, shall cease to be payable to the holder and such "defaulted" interest shall be payable on the date on which the principal amount of the Debenture becomes due. No interest shall accrue on defaulted interest.



         Interest payable on the Debentures shall be paid exclusively from our Earnings (as such term is defined in the indenture) for the previous fiscal year. Earnings is defined as our net income for any applicable payment period determined in accordance with generally accepted accounting principles ("GAAP") and which is available for distribution or payment pursuant to applicable rules and regulations of any federal or state regulatory agency or body.

Exchange Procedures

         We have forwarded to you, along with this prospectus, a letter of transmittal relating to the exchange. A letter of transmittal must be manually executed and delivered as described in this prospectus.

     Only a certified member of the shareholder class may tender his or her shares of common stock for Debentures in the exchange transaction. Every holder must:

     - complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires, and deliver the letter of transmittal or facsimile to the exchange agent;

     -    complete, sign and date a copy of the IRS Form W-9; and either

     -    the  exchange  agent  must  receive  the  common  stock   certificates
          representing the shares being exchanged along with the letter of transmittal; or

     -    the holder of shares of common stock to be exchanged  must comply with
          the    guaranteed     delivery     procedures     described     below.

         To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal, the Form

W-9, the stock certificates representing the shares of common stock to be exchanged and other required documents at the address set forth below under the caption "--Exchange Agent."

         The method of delivery is at the holder's election and risk. Holders should not send the letter of transmittal or common stock certificates to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

         Any beneficial owner whose common stock is registered in the name of a broker, dealer, commercial bank, trust company or other nominee should contact the registered holder promptly and instruct it to tender on the owner's behalf. If the beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its common stock certificates, either:
     - make appropriate arrangements to register ownership of the common stock in the owner's name; or

     - obtain a properly completed stock power from the registered holder of common stock.

         The transfer of registered ownership may take considerable time.

         If the letter of transmittal is signed by the record holder(s) of the common stock certificates tendered, the signature must correspond with the name(s) written on the face of the common stock certificates without alteration, enlargement or any change whatsoever.

        A signature on a letter of transmittal must be guaranteed by an "eligible institution." Eligible institutions include banks, brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, government securities brokers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. The signature need not be guaranteed by an eligible institution if the common stock is tendered:
     - by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

     -    for the account of an eligible institution.

          If the letter of transmittal is signed by a person other than the registered holder of any common stock, the stock certificates must be endorsed or accompanied by a properly completed stock power. The stock power must be signed by the registered holder as the registered holder's name appears on the stock certificates and an eligible institution must guarantee the signature on the stock power.

         If the letter of transmittal or any stock certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless we waive this requirement, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

        We will determine in our sole discretion all questions as to the validity, form and eligibility of the exchanged common stock. Our determination will be final and binding. We reserve the absolute right to reject any common stock not properly tendered or any common stock the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular common stock. Our interpretation of the terms and conditions of the exchange, including the instructions in the letter of transmittal, will be final and binding on all parties.

         Unless waived, any defects or irregularities in connection with tenders of common stock must be cured within the time that we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of common stock, neither we, the exchange agent nor any other person will incur any liability for failure to give notification. Tenders of common stock will not be deemed made until those defects or irregularities have been cured or waived. Any shares of common stock received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

         In all cases, we will issue Debentures for common stock that we have accepted for exchange only after the exchange agent receives:

     - a properly completed and duly executed letter of transmittal and all other required documents;

     -    a properly completed and duly executed IRS Form W-9; and

     -    stock certificates with executed stock powers as appropriate.

         Holders should receive copies of the applicable letter of transmittal and the Form W-9 with the prospectus. A holder may obtain additional copies of the applicable letter of transmittal and the Form W-9 for the Debentures from the exchange agent at its offices listed under the caption "--Exchange Agent." By signing the letter of transmittal, each tendering holder of common stock will represent to us that, among other things:

     - any Debentures that the holder receives will be acquired in the ordinary course of its business;

     - the holder has no arrangement or understanding with any person or entity to participate in the distribution of the Debentures;

     - if the holder is not a broker-dealer, that it is not engaged in and does not intend to engage in the distribution of the Debentures;

     - if the holder is a broker-dealer that will receive Debentures for its own account in exchange for common stock that was acquired as a result of market-making activities or other trading activities, that it will deliver a prospectus, as required by law, in connection with any resale of those Debentures (see the caption "Plan of Distribution"); and

     - the holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of us or, if the holder is an affiliate, it will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

Exchange Agent

         Regions Bank, N.A. has been appointed as exchange agent for the exchange transaction. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal or Form W-9 should be directed to the exchange agent at the following address:

                           Regions Bank, N.A.
                           Regions Center
                           400 W. Capitol Avenue
                           Little Rock, Arkansas 72201
                           Attention:  Trust Department
                           Reference: BNL Financial Corporation

    For facsimile transmission (for eligible institutions only): 501-371-8827 To confirm by telephone or for information call: 501-371-6742

DELIVERY OF THE LETTER OF TRANSMITTAL AND FORM W-9 TO AN ADDRESS OTHER THAN AS SHOWN ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Transfer Taxes

         The tendering holder will be required to pay all transfer taxes, if any, applicable to the exchange of the common stock for the Debentures in the exchange transaction. If satisfactory evidence of the payment of any applicable transfer taxes is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed to the member of the shareholder class who is tendering.

Fees and Expenses

         We will bear the expenses incurred in connection with the exchange transaction. Such expenses will include payment to the exchange agent of reasonable and customary fees for its services as well as reimbursement of reasonable out-of-pocket expenses incurred in connection with those services.

         We will also pay the cash expenses to be incurred in connection with the exchange transaction. Such expenses will include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

     The Debentures will be valued at $1.50 for each share of common stock delivered by members of the shareholder class in the exchange transaction and will be reflected at such value in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange. Expenses incurred in connection with the exchange transaction will be charged to expense over the term of the Debentures.

Consequences of Failure to Exchange

         Inasmuch as the offering and issuance of the Debentures is pursuant to an agreement between us and the members of the shareholder class and has been approved and mandated pursuant to a court order issued by the Pulaski County Circuit Court, the members of the shareholder class will have no option to make an election with respect to the exchange of the Debentures for the common stock and proxies shall not be solicited in connection with this exchange transaction. Upon the effectiveness of the Registration Statement of which this prospectus is a part, we will issue the Debentures to the members of the shareholder class in exchange for their outstanding shares of our common stock. Upon our issuance of the Debentures, the exchanged shares of common stock shall be retired and held by us as treasury stock. Members of the shareholder class will not have any dissenter's or appraisal rights under applicable Iowa law with respect to shares of our common stock they currently hold.

                            DESCRIPTION OF DEBENTURES

         This section outlines the indenture, and the Debentures we are issuing pursuant to such indenture in exchange for shares of our common stock. This information may not be complete in all respects and is qualified entirely by reference to the indenture under which the Debentures are issued. The indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. This information relates to certain terms and conditions that generally apply to the Debentures.

         The Debentures are to be issued under an indenture, as supplemented or amended from time to time, between us and Regions Bank, N.A., as trustee. Whenever we refer to particular defined terms of the indenture in this section, we are incorporating these definitions into this prospectus.

General

         The Debentures will be issuable pursuant to the indenture. The Debentures may be subordinated and made junior in right of payment to any senior indebtedness of the Company whether presently outstanding or issued in the future. In addition, such Debentures may rank equal or senior in right of payment to subordinated indebtedness which may have been issued or will be issued in the future. Except as otherwise provided, the indenture will not limit our incurrence or issuance of other secured or unsecured debt, whether under any other indenture that we may enter into in the future or otherwise.

         The indenture describes the Debentures as having the following terms:

     -    the Debentures shall be designated "6.00% Debentures due 2014";

     -    the   aggregate   principal   amount  of   Debentures   which  may  be
          authenticated and delivered under the indenture is $5,000,000;

     - the date on which the principal of the Debentures is payable is _________, 2014;

     - the Debentures shall bear interest at a rate of 6.00% per annum, which interest shall accrue from the date of issuance, shall be payable annually on __________ , and shall be payable to the person in whose name any Debenture is registered on a regular record date, as defined in the indenture;

     - the place where the principal of and interest on the Debentures shall be payable and where we will maintain an office where Debentures may be presented for registration of transfer and the place where notices and demands to or upon us in respect of the Debentures and the indenture may be made shall be _____________;

     - we shall have the right to defer any payment of interest on the Debentures as provided for in the indenture;

     -    the Debentures shall be unsecured;

     - the period within which, the price or prices at which and the terms and conditions upon which the Debentures may be redeemed, in whole or in part, at our option, shall be as set forth in the indenture;

     - our obligation to redeem the Debentures at the option of a Debenture holder and the period or periods within which, the price or prices at which, and the terms and conditions upon which the Debentures shall be redeemed pursuant to such obligation, shall be as set forth in the indenture;

     - upon declaration of acceleration of the maturity of the Debentures pursuant to the indenture, the unpaid principal of and accrued interest to the date of acceleration on all the outstanding Debentures shall be due and payable immediately; and

     - Regions Bank, N.A. shall be appointed as trustee with respect to the Debentures to be issued under the indenture.

         Unless otherwise specified in the applicable prospectus supplement, the Debentures will be issuable only in registered form, without coupons, in denominations of $1.50 and integrals thereof.

         Holders may present Debentures for registration of transfer, with the form of transfer endorsed thereon, or with a satisfactory written instrument of transfer, duly executed, at the office of the appropriate securities registrar or at the office of any transfer agent designated by us for such purpose, without service charge and upon payment of any taxes and other governmental charges as described in the indenture. We will appoint the trustee of the Debentures as securities registrar under the indenture. In addition to the securities registrar initially designated by us, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that we maintain a transfer agent in each place of payment, as defined in the indenture. We may at any time designate additional transfer agents with respect to the Debentures.

          In the event of any redemption, neither we nor the trustee will be required to:

- issue, register the transfer of or exchange Debentures during a period beginning at the opening of business 15 days before the day of mailing of a notice for redemption of Debentures, and ending at the close of business on the day of mailing of the relevant notice of redemption; or

- transfer or exchange any Debentures so selected for redemption, except, in the case of any Debentures being redeemed in part, any portion not being redeemed.

Payment and Paying Agents

         Payment of principal of, and any interest on Debentures will be made at the office of the trustee or at the office of such paying agent or paying agents as we may designate from time to time, except that at our option, payment of any interest may be made:

     - by check mailed to the address of the person or entity entitled thereto as such address shall appear in the securities register; or

     - by transfer to an account maintained by the person or entity entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the regular record date.

         We will make payment of any interest on any Debenture to the person or entity in whose name the Debenture is registered at the close of business on the regular record date for the interest payment, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent; however, we will at all times be required to maintain a paying agent in each place of payment for the Debentures.

         Any moneys deposited with the trustee or any paying agent, or held by us in trust, for the payment of the principal of or interest on any Debenture and remaining unclaimed for two years after such principal or interest has become due and payable will, at our request, be repaid to us or released from such trust, as applicable, and the holder of the Debenture will thereafter look, as a general unsecured creditor, only to us for payment.

Defaulted Interest; Interest to be paid from Earnings
                                      -31-

         Any interest on any Debenture which is payable, but is not punctually paid shall cease to be payable to the holder of such Debenture on such interest payment date, and such "defaulted interest" shall be payable on the date on which the principal amount of the Debenture becomes due. No interest shall accrue on defaulted interest. The amount of defaulted interest shall be added to the amount of principal due on the maturity of the Debenture.

         Interest payable on the Debentures shall be paid exclusively from our Earnings for the previous fiscal year. Earnings is defined in the indenture as our net income for any applicable payment period determined in accordance with GAAP and which is available for distribution or payment pursuant to applicable rules and regulations of any Federal or state regulatory agency or body.

Subordination

The Debentures will be general, unsecured obligations of the company and will rank (i) equally in right of payment with all of our existing and future and unsecured debt (ii) junior in right of payment with all of our existing and future senior debt and (iii) senior in right of payment in to all of our existing and future subordinated debt. The Debentures will be effectively subordinated to all of our secured debt, if any, to the extent of the value of the assets securing such debt, and structually subordinated to all of the existing and future liabilities of our subsidiaries. As of June 30, 2002, we had, excluding subsidiaries, $0 of total indebtedness outstanding, and our subsidiaries had $30,459 of liabilities outstanding.

         If:
     - we default in the payment of any principal or interest on any indebtedness which is senior to the Debentures when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or declaration or otherwise; or

     - an event of default occurs with respect to any senior indebtedness permitting the holders thereof to accelerate the maturity thereof and written notice of such event of default, requesting that payments on all subordinated debt securities cease, is given to us by the holders of senior indebtedness;

then such senior indebtedness may provide that unless and until the default in payment or event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment, in cash, property or securities, by set-off or otherwise, will be made or agreed to be made on account of the Debentures or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of Debentures.

         In the event of:
      (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to us, our creditors or our property;

     (ii) any proceeding for our liquidation, dissolution or other winding-up, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

    (iii) any assignment by us for the benefit of creditors; or

     (iv) any other marshalling of the assets of us;

all present and future senior indebtedness which has been or may be issued by us, including, without limitation, interest accruing after the commencement of the proceeding, assignment or marshalling of assets, would first be paid in full before any payment or distribution, whether in cash, securities or other property, would be made by us on account of the Debentures. In that event, any payment or distribution, whether in cash, securities or other property, other than our securities or the securities of any other corporation provided for by a plan of reorganization or a readjustment, the payment of which is subordinate to the payment of all senior indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment and other than payments made from any trust described below under the caption "-Satisfaction and Discharge; Defeasance," which would otherwise, but for the subordination, be payable or deliverable in respect of the Debentures, including any such payment or distribution which may be payable or deliverable by reason of the payment of any of our other indebtedness being subordinated to the payment of the Debentures, will be paid or delivered directly to the holders of such senior indebtedness or to their representative or trustee, in accordance with the priorities then existing among such holders, until all senior indebtedness shall have been paid in full. No present or future holder of any such senior indebtedness will be prejudiced in the right to enforce subordination of the indebtedness evidenced by the Debentures by any act or failure to act on our part.

Modification of Indenture

         From time to time, we and the trustees may modify the indenture without the consent of any holders of the Debentures with respect to some matters, including, but not limited to:

     - to cure any immaterial ambiguity, defect or inconsistency or to correct or supplement any provision which may be inconsistent with any other provision of the indenture;

     - to qualify, or maintain the qualification of, the indenture under the Trust Indenture Act of 1939; and/or

     - to make any change that does not materially adversely affect the interests of any Debenture holder.

         In addition, under the indenture, we and the trustee may modify some of our rights, covenants and obligations and the rights of holders of the Debentures with the written consent of the holders of at least a majority in aggregate principal amount of the Debentures; but no extension of the maturity of the Debentures, reduction in the interest rate or extension of the time for payment of interest, change in the optional redemption or repurchase provisions in a manner adverse to any holder of the Debentures, other modification in the terms of payment of the principal of, or interest on, the Debentures, or reduction of the percentage required for modification, will be effective against any holder of the Debentures without the holder's consent.

Events of Default

         The indenture will provide that any one or more of the following described events with respect to the Debentures that has occurred and is continuing constitutes an "event of default" with respect to the Debentures:

     -    failure for 60 days to pay any interest payment on the Debentures when
          due   (subject   to   the   deferral   of   any   interest   payment);

     - failure to pay any principal on the Debentures when due, whether at maturity, upon redemption, by declaration or otherwise;

     - failure to observe or perform in any material respect certain other covenants, warranties or agreements contained in the indenture or in the Debentures for 90 days after written notice has been given to us from the trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debentures;

     -    certain events in our bankruptcy, insolvency or reorganization.

         Subject to certain conditions, the holders of not less than a majority in outstanding principal amount of the Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or to direct the exercise of any trust or power conferred on the trustee.

        The trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Debentures may declare the principal due and payable immediately upon certain events of default. The holders of a majority in aggregate outstanding principal amount of the Debentures may annul such a declaration and its consequences if (i) all existing events of default have been cured or waived (other than the nonpayment of the principal and interest of the Debentures that is due solely by such declaration of acceleration) (ii) the rescission would not conflict with any judgement or decree of a court of competent jurisdiction, and (iii) certain payments due to the trustee pursuant to the indenture have been made.

         The holders of a majority in outstanding principal amount of the Debentures affected thereby may, on behalf of all the holders of the Debentures, waive any default or event of default, except a default in the payment of principal or interest or a default in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture.

         We are required to file annually with the trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the indenture.

         No holder of any Debenture will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless the holder shall have previously given to the trustee written notice of a continuing event of default, the holder shall have made written request to the trustee to institute proceedings in respect of an event of default, the holder shall have made written request and offered reasonable indemnity to the trustee of the Debentures to institute the proceeding as a trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Debentures a direction inconsistent with the request and shall have failed to institute the proceeding within 60 days. However, these limitations do not apply to a suit instituted by a holder of a Debenture for enforcement of payment of the principal or interest on the Debenture on or after the respective due dates expressed in the Debenture.

Consolidation, Merger, Sale of Assets and Other Transactions

         The indenture will provide that we will not consolidate with or merge into any other person or entity or sell, assign, convey, transfer or lease our properties and assets substantially as an entity to any person or entity unless:

- either we are the continuing corporation, or any successor or purchaser is a corporation, partnership, or trust or other entity organized under the laws of the United States of America, any state or the District of Columbia, and the successor or purchaser expressly assumes our obligations on the Debentures under a supplemental indenture; and

- immediately before and after giving effect thereto, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing.

         The general provisions of the indenture do not afford holders of the Debentures protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the Debentures.

Satisfaction and Discharge; Defeasance

         The indenture will provide that when, among other things, all Debentures theretofore authenticated and delivered have been delivered to the trustee for cancellation, or all Debentures not previously delivered to the trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, we deposit or cause to be deposited with the trustee, as trust funds in trust for the purpose, an amount in the currency or currencies in which the Debentures are payable sufficient to pay and discharge the entire indebtedness on the Debentures not previously delivered to the trustee for cancellation, for the principal of and interest to the date of the deposit or to the stated maturity, as the case may be; we have paid all other sums payable under the indenture; and we have delivered the appropriate certificate and opinion to the trustee; then the indenture will cease to be of further effect and we will be deemed to have satisfied and discharged the indenture except as to surviving rights of registration of transfer of Debentures provided in the indenture.
         The indentures will provide that we may elect (i) to terminate, and be deemed to have satisfied, all our obligations with respect to any series of Debentures ("defeasance"), except for, among other things, the obligations to register the transfer or exchange of such Debentures, to replace mutilated, destroyed, lost or stolen Debentures, to maintain an office or agency in respect of the Debentures, and to compensate and indemnify the trustee,and/or (ii) to be released from our obligations with respect to certain covenants ("covenant defeasance"), upon the deposit with the trustee, in trust for such purpose, of money and/or U.S. Government Obligations, as defined in the indenture, which through the payment of principal and interest in accordance with the term used will provide money, in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of, interest on, and any other amounts payable in respect of the outstanding Debentures.

         Such defeasance and covenant defeasance may be accomplished only when certain conditions have been met, and we shall have delivered to the trustee an officer's certificate and an opinion of counsel each stating that all conditions precedent provided for in the indenture relating to either defeasance or covenant defeasance have been complied with.

Redemption

         We may, at our option, redeem the Debentures in whole or in part at any time, at the par value of the Debentures to be redeemed plus accrued and unpaid interest to the date fixed for redemption. If less than all Debentures are to be redeemed, the Debentures to be redeemed shall be selected by us, except that if less than all Debentures are to be redeemed in an aggregate principal amount of at least $250,000 in any one of our fiscal years, the Debentures shall be redeemed pro rata from the holders of all Debentures which are outstanding.

         Debentures issued pursuant to the indenture shall be redeemable by the holders thereof, if at all, only in the circumstances described on the face of the Debenture.

         We will mail notice of any redemption at least 30 days but not more than 45 days before the redemption date to each holder of Debentures to be redeemed at the holder's registered address. Unless we default in the payment of the redemption price on and after the redemption date, interest shall cease to accrue on the Debentures or portions thereof called for redemption.

Certain Covenants

- The indenture will contain certain covenants regarding, among other matters, corporate existence and payment of the Debentures.

Governing Law

         Unless otherwise indicated in the applicable prospectus supplement, the indenture and the Debentures will be governed by and construed in accordance with the laws of the state of Arkansas.

Information Concerning the Trustee

         The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939. Subject to these provisions, the trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of the Debentures, unless offered reasonable security or indemnity by the holder against the costs, expenses and liabilities which might be incurred thereby. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or in the exercise of its rights or powers if the trustee reasonably believes that repayment or adequate indemnity against such risk or liability is not reasonably assured to it.

                          DESCRIPTION OF CAPITAL STOCK
General

         The following brief description of our capital stock does not purport to be complete and is subject in all respects to applicable Iowa law and to the provisions of our articles of incorporation and our bylaws, copies of which have been filed with the SEC.

         Our authorized capital stock consists of 45,000,000 shares of common stock, no par value (net of contingent treasury shares), and 1,000,000 shares of preferred stock, $2.00 par value. As of June 30, 2002, there were 23,311,944 shares of common stock issued and outstanding, no shares of preferred stock outstanding and 1,054,600 shares of common stock currently issuable upon exercise of outstanding options.

Common Stock

         Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders, including the election of directors. Holders of our common stock do not have cumulative voting rights and, therefore, holders of a majority of the shares voting for the election of directors can elect all the directors. Under these circumstances, holders of the remaining shares will not be able to elect any directors.

         Holders of our common stock are entitled to receive dividends when declared by the board of directors out of funds legally available for the payment of dividends, after payment of dividends required to be paid on outstanding preferred stock, if any, and subject to the terms of agreements governing our debt, if any. In the event that we liquidate, dissolve or wind up our operations, the holders of common stock are entitled to share pro rata in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding, if any.

         The common stock has no preemptive, conversion or redemption rights and is not subject to further calls or assessments. All of the outstanding shares of common stock are validly issued and are fully paid and nonassessable.

         The common stock is not listed on any national exchange or any automated quotation system. The transfer agent and registrar for the common stock is Regions Bank, N.A.

Preferred Stock

         The board of directors is authorized without further stockholder action to provide for the issuance from time to time of up to 1,000,000 shares of preferred stock, par value $2.00 per share, in one or more series, with the powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions as will be set forth in the resolutions providing for the issue of that series of preferred stock adopted by the board of directors. The holders of preferred stock will not have preemptive rights unless otherwise provided in the applicable certificate of designation. Preferred stock may have voting or other rights that could adversely affect the rights of holders of the common stock. In addition, the issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, under some circumstances, make it more difficult for a third party to gain control of us, discourage bids for the common stock at a premium, or otherwise adversely affect the market price of the common stock. As of the date of this prospectus, there are no shares of preferred stock issued and outstanding.

Possible Anti-Takeover Effect of Bylaw Provisions

         The Iowa Business Corporation Act and provisions of our bylaws could have the effect of discouraging a potential acquirer or making it more difficult to acquire us by means of a tender offer, a merger transaction, a proxy contest or otherwise, even though this type of acquisition might be economically beneficial to our stockholders. In addition, these provisions may make the removal of management more difficult, even in cases where the removal would be favorable to the interests of our stockholders.

Director's Liability

         Our articles of incorporation provide that our directors shall not be liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) for any transaction from which the director derives an improper personal benefit, and (d) for any acts otherwise prohibited under the Iowa Business Corporation Act. The effect of this provision of our articles of incorporation is to eliminate our rights and the rights of our stockholders (through stockholders' derivative suits on our behalf) to recover monetary damages from a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (a) through (d) above. This provision does not limit or eliminate our rights or the rights of our stockholders to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our bylaws provide that we shall indemnify our directors and executive officers to the extent stated in the bylaws.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Section 490.1110 of the Iowa Business Corporation Act

         We are an Iowa corporation and are subject to Section 490.1110 of the Iowa Business Corporation Act. In general, Section 490.1110 prevents an "interested stockholder," which is defined as a person who is the owner of 10% or more of a corporation's voting stock, or who, as an affiliate or associate of a corporation, was the owner of 15% or more of that corporation's voting stock within the prior three years and the affiliates and associates of such person, from engaging in a "business combination" as defined under the Iowa Business Corporation Act with an Iowa corporation for three years following the date the person became an interested stockholder unless:

o before such person became an interested stockholder, the board of directors of the corporation approved the transaction or the business combination in which the interested stockholder became an interested stockholder;
o upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began (excluding shares owned by persons who are both officers and directors of the corporation and shares held by some employee stock ownership plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

o at the time of or following the transaction in which the person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder. A business combination generally includes mergers, stock or asset sales and other transactions resulting in a financial benefit to the interested stockholders.

A business combination generally includes mergers, stock or asset sales and transactions resulting in a financial benefit to the interested stockholders.

Certain Effects of Authorized but Unissued Stock

         As of June 30, 2002, our authorized but unissued capital stock consisted of 21,688,056 shares of common stock, 2,000,000 shares of which are reserved for issuance upon the exercise of options granted under our 1994 Brokers' and Agents' Nonqualified Stock Option Plan, and 1,000,000 shares of preferred stock. All of the authorized but unissued shares of capital stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including issuance pursuant to employee stock options and other employee plans, director stock options and future public offerings to raise additional capital or to facilitate corporate acquisitions.

         Presently, we do not have any plans to issue additional shares of common stock other than shares of common stock that may be issued upon exercise of existing options or options that may be granted in the future to our directors, employees or agents.


                         FEDERAL INCOME TAX CONSEQUENCES

Tax Considerations of the Exchange

     The exchange of common stock for the Debentures will constitute a taxable event for the shareholder surrendering the common stock in the exchange. As a result, (i) the shareholder surrendering the common stock in exchange for the Debenture will recognize a taxable gain or loss in an amount equal to the excess or deficiency, as the case may be, of the face amount of the Debentures received in the exchange over the shareholder's federal income tax basis in the common stock being surrendered, (ii) the holding period for the Debentures received in the exchange will begin on the effective date of the exchange, and (iii) the adjusted tax basis of the Debentures will equal the face amount of the Debentures as of the date of issuance.

Tax Considerations of the Ownership of the Debentures

         The following is a general discussion of material Federal income tax consequences of the acquisition, ownership and disposition of the Debentures. Unless otherwise stated, this discussion is limited to the tax consequences to those persons who are original beneficial owners of the Debentures and who hold such Debentures as capital assets. This discussion does not address specific tax consequences that may be relevant to particular persons (including, for example, pass-through entities (e.g., partnerships) or persons who hold the Debentures through pass-through entities, individuals who are U.S. expatriates, financial institutions, broker-dealers, insurance companies, tax-exempt organizations, dealers in securities or foreign currency, persons that a functional currency other than the U.S. dollar and persons in special situations, such as those who hold Debentures as part of a straddle, hedge, conversion transaction, or other integrated investment). This discussion also does not address Federal Alternative Minimum Tax consequences, and does not describe any tax consequences arising under U.
S. federal gift and estate or other federal tax laws or under the tax laws of any state, local or foreign jurisdiction. This discussion is based upon the Internal Revenue Code of 1986, as amended, the Treasury Department regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis.

         YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS CONCERNING THE FEDERAL INCOME TAX CONSEQUENCES TO YOU OF EXCHANGING THE COMMON STOCK FOR DEBENTURES, AS WELL AS THE APPLICATION OF STATE, LOCAL AND NON-UNITED STATES INCOME AND OTHER TAX LAWS

Federal Income Taxation of Holders

         The following discussion is limited to the Federal income tax consequences relevant to a holder that is (i) a citizen or individual resident of the United States (as defined in Section 7701(b) of the Internal Revenue Code); (ii) a corporation (including an entity treated as a corporation for Federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof; (iii) an estate, the income of which is subject to Federal income tax regardless of the source; or (iv) a trust over which one or more United States persons have the authority to control all its substantial decisions, or if the trust was in existence on August 20, 1996, and the trust has properly elected to continue to be treated as a United States person.

         Payments of Interest. Interest on a Debenture will generally be includable in the income of a holder as prescribed under Federal income tax law governing original issue discount instruments.

     Original Issue Discount. Because interest on the Debentures is only payable out of Earnings (as defined in the indenture) and, therefore, is not unconditionally payable on an annual basis, the Debentures do not have "qualified stated interest" for federal income tax purposes and will be deemed to include "original issue discount." Because the Debentures do not contain qualified stated interest, interest otherwise payable over the terms of the Debenture will be added to the principal amount of the Debenture payable at maturity to determine the "stated redemption price at maturity" and the amount of original issue discount. The original issue discount is equal to the excess of the stated redemption price at maturity over the issue price of the Debenture (or purchase price in case of Debentures not acquired directly from the Company as part of the original issue). The original issue discount is includable in income and accrued on a daily basis over the stated term of the Debenture based on the number of days in the tax year the Debenture was held. The accrued amount of original issue discount is reduced by the amount of interest actually paid on the Debentures during the tax year to determine the taxable amount of original issue discount for such year. Original issue discount on the Debentures will be treated as interest income, rather than taxable gain, for federal income tax purposes. The holder's tax basis in the debenture will be increased by the amount of original issue discount included in income during all prior periods.

     Holders should consult their own tax advisors with respect to the determination for Federal income tax purposes of original issue discount accrued with respect to the Debentures as of any date, the taxable amount of such original issue discount, any gain or loss on the disposition of the Debenture and with respect to the state and local tax consequences of owning the Debenture.

Information Reporting and Backup Withholding

         For each calendar year in which the Debentures are outstanding, we are required to provide the IRS with certain information, including the beneficial owner's name, address and taxpayer identification number, the aggregate amount of interest reportable to that beneficial owner during the calendar year and the amount of tax withheld, if any. This obligation, however, does not apply with respect to certain payments to holders, including corporations and tax-exempt organizations, provided that they establish entitlement to an exemption.

         In the event that a holder subject to the reporting requirements described above fails to supply its correct taxpayer identification number in the manner required by applicable law or under reports its tax liability, we, our agents or paying agents or a broker may be required to "backup" withhold on each payment of interest and principal on the Debentures. This backup withholding is not an additional tax and is treated as a payment against the holder's Federal income tax liability.


                              PLAN OF DISTRIBUTION

         The Debentures being offered by this Prospectus are being issued in connection with the settlement of a class action lawsuit filed by certain of our shareholders in Pulaski County, Arkansas Circuit Court in the matter Myra Jo Pearson, et al. v. BNL Equity Corporation, et al. As part of the settlement agreement, which was approved by the Pulaski County Circuit Court and the Arkansas Insurance Commissioner, we and the members of the shareholder class agreed to the issuance and exchange of the Debentures in an amount equal to $1.50 principal amount of Debentures for each share of our common stock owned by a member of the shareholder class.

         Inasmuch as the offering and issuance of the Debentures is pursuant to an agreement between us and the members of the shareholder class and has been approved and mandated pursuant to a court order issued by the Pulaski County Circuit Court, the members of the shareholder class will not have any election with respect to the exchange of the Debentures for the Common Stock. Upon the effectiveness of the Registration Statement of which this Prospectus is a part, we will issue the Debentures to the members of the shareholder class in exchange for their outstanding shares of our common stock. Upon our issuance of the Debentures, the exchanged shares of common stock shall be canceled and shall no longer have any rights or value attached to them.

All costs of implementing the exchange transaction shall be borne by the Company.

                                  LEGAL MATTERS

         The validity of the Debentures offered by this prospectus will be passed upon for us by Friday, Eldredge & Clark, LLP, Little Rock, Arkansas.
                                   EXPERTS

         Our consolidated financial statements at December 31, 2001 and December 31, 2000 and for each of the three years in the period ended December 31, 2001, 2000 and 1999, incorporated by reference in this prospectus and registration statement have been audited by Smith, Carney & Co., p.c., independent auditors, as set forth in their reports incorporated by reference herein, in reliance upon such reports given upon the authority of Smith, Carney & Co., p.c., as experts in accounting and auditing.

         With respect to the unaudited interim financial information for the periods ended June 30, 2002 and June 30, 2001 which is incorporated herein by reference, Smith, Carney & Co., p.c. have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, which is incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Smith, Carney & Co., p.c. are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                              AVAILABLE INFORMATION

      We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission. We have also filed with the SEC a registration statement on Form S-4, including exhibits and schedules, under the Securities Act of 1933, as amended, with respect to the Debentures offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. If a contract, agreement or other document has been filed as an exhibit to the registration statement, we refer you to the copy of each such contract, agreement or other document filed as an exhibit to the registration statement for a more complete description of the matter involved. The registration statement and any reports, proxy statements and other information filed by us with the SEC pursuant to the informational requirements of the Securities Exchange Act of 1934, as amended, may be inspected and copies obtained at the following public reference facilities of the Securities and Exchange Commission:

Washington, D.C.              New York, New York             Chicago, Illinois
Room 1024, Judiciary Plaza       233 Broadway               500 West Madison St.
450 Fifth Street, N.W.      New York, New York 10279            Suite 1400
Washington, D.C.  20549                                       Chicago, IL 60661

         You can also request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Certain of our filings are also available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The Securities and Exchange Commission allows us to incorporate into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. The information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. This updated and superseded information shall not, except as so modified or superseded, constitute a part of this prospectus. We are incorporating by reference our Form 8-A as filed with the SEC on November__, 2002, our Annual Reports on Form 10-K for the fiscal year ended December 31, 2001 and on Form 10-KSB for the fiscal year ended December 31, 2000 as filed with the SEC on March 28, 2002 and April 9, 2001, respectively, our Quarterly Report on Form 10-Q for the period ended June 30, 2002 as filed with the SEC on August 14, 2002, and our Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders held May 21, 2002 as filed with the SEC on April 24, 2002. All other documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement and prior to the termination of this offering shall also be deemed to be incorporated by reference in this prospectus and to be a part hereof from the respective dates of the filing of such documents.

         We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of these documents, other than exhibits to those documents that are not specifically incorporated by reference into the documents. You may request copies by contacting BNL Financial Corporation, 2100 West William Cannon, Suite L, Austin, Texas 78745, Attention:
Jerry Ann Ouzts, Telephone No. 512-383-0220.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        A. he Business Corporation Act of the State of Iowa provides as follows:
490.832 Personal liability - directors.

The articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that the provision does not eliminate or limit the liability of a director for a breach of the director's duty of loyalty to the corporation or its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for a transaction from which the director derives an improper personal benefit, or under section 490.833. A provision shall not eliminate or limit the liability of a director for an act or omission occurring prior to the date when the provision in the articles of incorporation becomes effective.

490.851 Authority to indemnify.

1. Except as provided in subsection 4, a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if all of the following apply:

a. The individual acted in good faith.

b. The individual reasonably believed:

1. In the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in the corporation's best interests.

2. In all other cases, that the individual's conduct was at least not opposed to the corporation's best interests.

c. In the case of any criminal
proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful.

2. A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection 1, paragraph "b", subparagraph (2).

3. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

4. A corporation shall not indemnify a director under this section in either of the following circumstances:

a. In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation.

b. In connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

5. Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

490.852 Mandatory indemnification.

Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding

490.853 Advance for expenses.

1. A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if any of the following apply:

a. The director furnishes the corporation a written affirmation of the director's good faith belief that the director has met the standard of conduct described in section 490.851.

b. The director furnishes the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet that standard of conduct.

c. A determination is made that the facts then known to those making the determination would not preclude indemnification under this part.

2. The undertaking required by subsection 1, paragraph "b", must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

3. Determinations and authorizations of payments under this section shall be made in the manner specified in section 490.855.

490.854 Court-ordered indemnification.

Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines either of the following:

1. The director is entitled to mandatory indemnification under section 490.852, in which case the court shall also order the corporation to pay the directors reasonable expenses incurred to obtain court-ordered indemnification.

2. The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 490.851 or was adjudged liable as described in section 490.851, subsection 4, but if the director was adjudged so liable the director's indemnification is limited to reasonable expenses incurred.

490.855 Determination and authorization of indemnification.

1. A corporation shall not indemnify a director under section 490.851 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in section 490.851.

2. The determination shall be made by any of the following:

a. By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding.

b. If a quorum cannot be obtained under paragraph "a", by majority vote of a committee duly designated by the board of directors, in which designation directors who are parties may participate, consisting solely of two or more directors not at the time parties to the proceeding.

c. By special legal counsel:

(1) Selected by the board of directors or its committee in the manner prescribed in paragraph "a" or "b".

(2) If a quorum of the board of directors cannot be obtained under paragraph "a" and a committee cannot be designated under paragraph "b", selected by majority vote of the full board of directors, in which selection directors who are parties may participate.

d. By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding shall not be voted on the determination.

3. Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection 2, paragraph "c" to select counsel.


490.856 Indemnification of officers, employees, and agents.
Unless a corporation's articles of incorporation provide otherwise all of the following apply:

1. An officer of the corporation who is not a director is entitled to mandatory indemnification under section 490.852, and is entitled to apply for court-ordered indemnification under section 490.854, in each case to the same extent as a director.

2. The corporation may indemnify and advance expenses under this part to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director.

3. A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with law, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

490.857 Insurance.

A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by that individual in that capacity or arising from the individual's status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify that individual against the same liability under section 490.851 or 490.852

490.858 Application of part E.
Except as limited in section 490.851, subsection 4, paragraph "a" and subsection 5 with respect to proceedings by or in the right of the corporation, the indemnification and advancement of expenses provided by, or granted pursuant to, sections 490.850 through 490.857 are not exclusive of any other rights to which persons seeking indemnification or advancement of expenses are entitled under a provision in the articles of incorporation or bylaws, agreements, vote of shareholders or disinterested directors, or otherwise, both as to action in a person's official capacity and as to action in another capacity while holding the office. However, such provisions, agreements, votes, or other actions shall not provide indemnification for a breach of a director's duty of loyalty to the corporation or its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, for a transaction from which the person seeking indemnification derives an improper personal benefit, or for liability under section 490.833.

         B. The Articles of Incorporation of the Company provide as follows:

                                    ARTICLE X

         A director of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) under Section 496A.44 of the Code of Iowa.

         C. The Bylaws of the Company provide as follows:

                                   "ARTICLE 7
                           INDEMNIFICATION; INSURANCE

Section 7.01. Persons. The corporation shall indemnify, to the extent provided in Bylaws 7.02, 7.04 or 7.06: -------

     (1) any person who is or was a director, officer, agent or employee of the corporation; and

(2) any person who serves or served at the corporation's request as a director, officer, agent, employee, partner or trustee of another corporation or
of   a    partnership,    joint    venture,    trust   or   other    enterprise.

        Section 7.02. Extent- Derivative Suits. In case of a suit by or in the right of the corporation against a person named in Bylaw 7.01 by reason of his holding a position named in Bylaw 7.01, the corporation shall indemnify him if he satisfies the standard in Bylaw 7.03, for expenses (including attorney's fees but excluding amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of the suit.

Section 7.03. Standard - Derivative Suits. In case of a suit by or in the right of the corporation, a person named in

Bylaw 7.01 shall be indemnified only if:

         (1) he is successful on the merits or otherwise; or

         (2) he acted in good faith in the transaction which is the subject of the suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. However, he shall not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable for fraud, gross negligence or intentional misconduct in the performance of his duty to the corporation unless (and only to the extent that) the court in which the suit was brought shall determine, upon application, that despite the adjudication but in view of all the circumstances, he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         Section 7.04. Extent - Nonderivative Suits. In case of a suit, action or proceeding (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the corporation, together hereafter referred to as a nonderivative suit, against a person named in Bylaw 7.01 by reason of his holding a position named in Bylaw 7.01, the corporation shall indemnify him if he satisfies the standard in Bylaw 7.05, for amounts actually and reasonably incurred by him in connection with the defense or settlement of the non-derivative suit as:

         (1)      expenses (including attorneys' fees);
         (2)      amounts paid in settlement;
         (3)      judgments; and
         (4)      fines.

          Section  7.05.   Standard  -   Nonderivative   Suits.  In  case  of  a
     nonderivative suit, a person named in Bylaw 7.01 shall be indemnified only if:
         (1) he is successful on the merits or otherwise, or

         (2) he acted in good faith in the transaction which is the subject of a nonderivative suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, he had no reason to believe his conduct was unlawful. The termination of a nonderivative suit by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person failed to satisfy the standard of this Bylaw 7.05(2).

         Section 7.06. Determination that Standard Has Been Met. A determination that the standard of Bylaw 7.03 or 7.05 has been satisfied may be made by a court; or, except as stated in Bylaw 7.03(2) (2nd sentence), the determination may be made:

     (1) by a majority of the directors of the corporation (whether or not a quorum) who were not parties to the action, suit or proceeding; or

     (2) by independent legal counsel (appointed by a majority of the directors of the corporation, whether or not a quorum, or elected by the shareholders of the corporation) in a written opinion; or

     (3) by the shareholders of the corporation.

          Section 7.07.  Proration.  Anyone making a  determination  under Bylaw
     7.06 may determine that a person has met the standard --------- as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

          Section 7.08. Advance Payment. The corporation may pay in advance any expenses (including attorneys' fees) which may ---------------- become subject to indemnification under Bylaws 7.01 - 7.07 if:

     (1) the board of directors authorizes the specific payment and

     (2) the person receiving the payment undertakes in writing to repay such amount unless it is ultimately determined that he is entitled to indemnification by the corporation under Bylaws 7.01 - 7.07.

         Section 7.09. Nonexclusive. The indemnification provided by Bylaws 7.01
- 7.07 shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

         Section 7.10. Continuation. The indemnification and advance payment provided by Bylaws 7.01 - 7.08 shall continue as to a person who has ceased to hold a position named in Bylaw 7.01 and shall inure to his heirs, executors and administrators.

         Section 7.11. Insurance. The corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in Bylaw 7.01, against any liability incurred by him in any such position, or arising out of his status as such, whether or not the corporation would have power to indemnify him against such liability under Bylaws 7.01 - 7.08."


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         The following is a list of exhibits filed as part of the registration statement:

4.1. Specimen form of certificate for common stock. (Filed as Exhibit 4.1 to BNL Financial Corporation's Registration Statement on Form S-1 (No. 33-02973) and incorporated herein by reference.)
4.2. Form of Indenture Agreement dated ___________, 2002, by and among BNL Financial Corporation and Regions Bank, N.A.
4.3  Form of 6.00% Debenture due __________, 2014.
5.1. Form of Opinion of Friday, Eldredge & Clark, LLP, counsel to BNL Financial Corporation, as to the legality of the securities being offered.
23.1.Consent of Friday, Eldredge & Clark, LLP
                  (included in Exhibit 5.1).
23.2.Consent of Smith, Carney & Co., p.c.
24.1.Powers of Attorney  (included on pages II-11 and II-12 of the  Registration
     Statement).

ITEM 22. UNDERTAKINGS

         We hereby undertake:

     (1) That, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered in that registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of those securities.

     (2) To deliver or cause to be delivered with the prospectus, to each person
to whom the  prospectus  is sent or  given,  the   latest  annual  report  to
security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specificially incorporated by reference in the prospectus to provide such interim financial information.

     (3) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (4) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES
         Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe we meets all requirements for filing on Form S-4 and have duly caused this registration statement to be signed on our behalf by the undersigned, who is duly authorized, in the City of Austin, State of Texas on the first day of November, 2002.

                            BNL FINANCIAL CORPORATION

                                  By:  /s/ Wayne E. Ahart
                                    ---------------------------------
                                    Wayne E. Ahart
                                    Chairman of the Board

                                POWER OF ATTORNEY

         The undersigned directors and officers of BNL Financial Corporation hereby constitute and appoint Wayne E. Ahart and Barry N. Shamas, and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-4 and any and all amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date first above indicated:
            SIGNATURE                                     TITLE

/S/ Wayne E. Ahart
___________________________________           Chairman of the Board and Director

         Wayne E. Ahart                          (Principal Executive Officer)

/S/ C. Donald Byrd
___________________________________             Vice Chairman of the Board and
         C. Donald Byrd                                    Director

/S/ Kenneth Tobey
___________________________________                  President and Director
         Kenneth Tobey

/S/ Barry N. Shamas
___________________________________     Executive Vice President, Treasurer and
         Barry N. Shamas                    Director (Principal Financial and
                                                        Accounting Officer)

/S/ Hayden Fry
___________________________________                  Director
         Hayden Fry


___________________________________                  Director
         John Greig

/S/ Roy Keppy
___________________________________                  Director
         Roy Keppy

/S/ James McCormick
___________________________________                  Director
         James McCormick

/S/ James A. Mullins
___________________________________                  Director
         James A. Mullins

/S/ Robert R. Rigler
___________________________________                  Director
         Robert R. Rigler

/S/ Stanley Schoelerman
___________________________________                  Director
         Stanley Schoelerman

/S/ Orville Sweet
___________________________________                  Director
         Orville Sweet

/S/ Cecil Alexander
___________________________________                  Director
         Cecil Alexander

/S/ Richard Barclay
___________________________________                  Director
         Richard Barclay

/S/ Eugene A. Cernan
___________________________________                  Director
         Eugene A. Cernan

/S/ Roy Ledbetter
___________________________________                  Director
         Roy Ledbetter

/S/ John E. Miller
___________________________________                  Director
         John E. Miller


/S/ Chris Schenkel
___________________________________                  Director
         Chris Schenkel

                                  EXHIBIT INDEX
EXHIBIT
NUMBER                                      DESCRIPTION

4.1. Specimen form of certificate for common stock. (Filed as Exhibit 4.1 to BNL Financial Corporation's Registration Statement on Form S-1 (No. 33-02973) and incorporated herein by reference.)
4.2. Form of Indenture Agreement dated ___________, 2002, by and among BNL Financial Corporation and Regions Bank, N.A.
4.3  Form of 6.00% Debenture due __________, 2014.
5.1. Form of Opinion of Friday, Eldredge & Clark, LLP, counsel to BNL Financial Corporation, as to the legality of the securities being offered.
23.1.Consent of Friday, Eldredge & Clark, LLP (included in Exhibit 5.1). 23.2.Consent of Smith, Carney & Co., p.c.
24.1.Powers of Attorney  (included on pages II-11 and II-12 of the  Registration
     Statement).

                                   EXHIBIT 4.2




                      BNL FINANCIAL CORPORATION, AS ISSUER

                                       TO

                        [REGIONS BANK, N.A.], AS TRUSTEE






                                    INDENTURE















                                         DATED AS OF ___________ ___, 2002

                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I  DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION........................................................1

         Section 1.1       Definitions........................................1

         Section 1.2       Compliance Certificates and Opinions...............8

         Section 1.3       Form of Documents Delivered to Trustee.............9

         Section 1.4       Acts of Holders................................... 9

         Section 1.5       Notices, Etc., to Trustee and Company.............10

         Section 1.6       Notice to Holders; Waiver.........................11

         Section 1.7       Conflict with Trust Indenture Act.................11

         Section 1.8       Effect of Headings and Table of Contents..........11

         Section 1.9       Successors and Assigns............................12

         Section 1.10      Separability Clause...............................12

         Section 1.11      Benefits of Indenture.............................12

         Section 1.12      Governing Law.....................................12

         Section 1.13      Legal Holidays....................................12

         Section 1.14      No Recourse Against Others........................12

ARTICLE II  SECURITY FORMS...................................................13

         Section 2.1       Forms Generally...................................13

         Section 2.2       Form of Face of Security..........................13

         Section 2.3       Form of Reverse of Security.......................13

         Section 2.4     Form of Trustee's Certificate of Authentication....13

         Section 2.5     CUSIP Number.......................................13

ARTICLE III  THE SECURITIES.................................................14

         Section 3.1     Amount Issuable....................................14

         Section 3.2     Denominations......................................15

         Section 3.3     Execution, Authentication, Delivery and Dating.....15

         Section 3.4     Temporary Securities...............................16

         Section 3.5     Registration, Registration of Transfer and Exchange16

         Section 3.6     Mutilated, Destroyed, Lost and Stolen Securities...17

         Section 3.7     Payment of Interest; Interest Rights Preserved.....18

         Section 3.8     Persons Deemed Owners..............................19

         Section 3.9     Cancellation.......................................19

         Section 3.10    Computation of Interest............................19

ARTICLE IV  SATISFACTION AND DISCHARGE......................................19

         Section 4.1     Satisfaction and Discharge of Indenture............19

         Section 4.2     Application of Trust Money.........................20

ARTICLE V  REMEDIES.........................................................21

         Section 5.1     Events of Default..................................21

         Section 5.2     Acceleration of Maturity; Rescission and Annulment.22

         Section 5.3     Collection of Indebtedness and Suits for Enforcement
                            by Trustee......................................22

         Section 5.4     Trustee May File Proofs of Claim...................23

         Section 5.5     Trustee May Enforce Claims Without Possession
                            of Securities...................................24

         Section 5.6       Application of Money Collected...................24

         Section 5.7       Limitation on Suits................... ..........24

         Section 5.8       Unconditional Right of Holders to Receive Principal
                           and Interest.....................................25

         Section 5.9       Control of Holders...............................25

         Section 5.10      Waiver of Past Defaults..........................25

         Section 5.11      Undertaking for Costs............................26

ARTICLE VI  THE TRUSTEE.....................................................26

         Section 6.1       Certain Duties and Responsibilities of the
                           Trustee..........................................26

         Section 6.2       Notice of Defaults...............................27

         Section 6.3       Certain Rights of Trustee........................27

         Section 6.4       Not Responsible for Recitals or Issuance of
                           Securities.......................................28

         Section 6.5       May Hold Securities..............................28

         Section 6.6       Money Held in Trust .............................28

         Section 6.7       Compensation and Reimbursement...................29

         Section 6.8       Disqualification; Conflicting Interests..........29

         Section 6.9       Corporate Trustee Required; Eligibility..........29

         Section 6.10      Resignation and Removal; Appointment of
                           Successor........................................30

         Section 6.11      Acceptance of Appointment by Successor or
                           Additional Trustees..............................31

         Section 6.12      Merger, Conversion, Consolidation or Succession
                           to Business......................................32

         Section 6.13      Preferential Collection of Claims Against
                           Company..........................................32

         Section 6.14      Appointment of Authenticating Agent..............32

ARTICLE VII  HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY..............33

         Section 7.1       Company to Furnish Trustee Names and Addresses
                           of Holders.......................................33

         Section 7.2       Preservation of Information; Communications
                           to Holders.......................................34

         Section 7.3       Reports by Trustee...............................35

         Section 7.4       Reports by Company...............................35

ARTICLE VIII  CONSOLIDATION, MERGER, LEASE, SALE OR TRANSFER................36

         Section 8.1       When Company May Merge, Etc......................36

         Section 8.2       Opinion of Counsel...............................36

         Section 8.3       Successor Person Substituted.....................37

ARTICLE IX  SUPPLEMENTAL INDENTURES.........................................37

         Section 9.1       Supplemental Indentures without Consent of
                           Holders..........................................37

         Section 9.2       Supplemental Indentures with Consent of Holders..38

         Section 9.3       Execution of Supplemental Indentures.............39

         Section 9.4       Effect of Supplemental Indentures................39

         Section 9.5       Conformity with Trust Indenture Act..............39

ARTICLE X  COVENANTS........................................................40

         Section 10.1      Payments of Securities...........................40

         Section 10.2      Maintenance of Office or Agency..................40

         Section 10.3      Corporate Existence..............................40

         Section 10.4      Compliance Certificates..........................41

         Section 10.5      Money for Securities Payments to Be Held in
                           Trust............................................41

         Section 10.6      Restriction on Executive Compensation............42

ARTICLE XI  REDEMPTION OF SECURITIES........................................42

         Section 11.1      Applicability of Article.........................42

         Section 11.2      Election to Redeem; Notice to Trustee............42

         Section 11.3      Selection by Company of Securities to Be
                           Redeemed.........................................43

         Section 11.4      Notice of Redemption.............................43

         Section 11.5      Deposit of Redemption Price......................44

         Section 11.6      Securities Payable on Redemption Date............44

         Section 11.7      Securities Redeemed in Part......................44

         Section 11.8      Redemption at the Option of the Holders..........44

ARTICLE XII DEFEASANCE AND COVENANT DEFEASANCE..............................45

         Section 12.1      Applicability of Article; Company's Option to Effect
                           Defeasance or Covenant Defeasance................45

         Section 12.2      Defeasance and Discharge  .......................45

         Section 12.3      Covenant Defeasance..............................46

         Section 12.4      Conditions to Defeasance or Covenant Defeasance..46

         Section 12.5      Deposited Money and Government Obligations To
                           Be Held In Trust.................................47

         Section 12.6      Notice of Defeasance............................ 48

ARTICLE XIII  MISCELLANEOUS.................................................48

         Section 13.1      Counterparts.....................................48

         Section 13.2      Consent and Waiver...............................48

         Indenture (this "Indenture"), dated as of _________, 2002, between BNL FINANCIAL CORPORATION, a corporation duly organized and existing under the laws of the State of Iowa (in this Indenture called the "Company"), having its principal office at 2100 West William Cannon, Suite L, Austin, Texas, and [REGIONS BANK, N.A.], a national banking association, as Trustee (in this Indenture called the "Trustee").

                             RECITALS OF THE COMPANY

         The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its unsecured debentures, notes or other evidences of indebtedness (in this Indenture called "Securities"), as in this Indenture provided.

         The Securities are being issued by the Company in exchange for issued and outstanding shares of Company common stock held by certain shareholders of the Company who have been certified as members of the Certified Class in the matter titled Myra Jo Pearson, Paul Pearson and James Stilwell v. BNL Equity Corporation, et al., No. 96-4971 (Circuit Court of Pulaski County, Arkansas). Pursuant to the terms of the Settlement Agreement and Release entered into by the parties and approved by the Court in that matter, the Company will issue $1.50 principal amount of the Securities in exchange for each share of the Company common stock held by a member of the Certified Class. The Securities will be unsecured obligations of the Company and will rank pari passu in right of payment with all other unsecured obligations of the Company. Notwithstanding anything herein to the contrary, neither this Indenture nor the acceptance of the Securities to be issued hereunder constitutes a waiver of any of the provisions established by the Settlement Agreement and Release by any party thereto, nor does this Indenture in any way alter or amend the Settlement Agreement and Release.

         All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of an exchange of Company common stock for the Securities by the Holders, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities as follows:

                                    ARTICLE I
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1                Definitions.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:



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         (a) the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular;

         (b) all other terms used in this Indenture which are defined in the Trust Indenture Act, either directly or by reference in this Indenture, have the meanings assigned to them in this Indenture;

         (c) all accounting terms not otherwise defined in this Indenture have the meanings assigned to them in accordance with GAAP; and

         (d) the word "Including" (and with the correlative meaning "Include") means including, without limiting the generality of, any description following such term.

          Certain terms, used principally in Article VI below, are defined in that Article.

         "Act," when used with respect to any holder, has the meaning specified in Section 1.4 below.

         "Affiliate" means another Person directly or indirectly controlling or controlled by or under direct or indirect common control with such first Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

         "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Securities.

         "Authorized Denomination" means denominations of $1.50 and integral multiples thereof.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Board of Directors" means the board of directors of the Company; provided, however, that when the context refers to actions or resolutions of the Board of Directors, then the term "Board of Directors" shall also mean any duly authorized committee of the Board of Directors of the Company or Officer authorized to act with respect to any particular matter to exercise the power of the Board of Directors of the Company.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be full force and effect on the date of such certification, and delivered to the Trustee.



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         "Business Day," when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or regulation to close.

         "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with generally accepted accounting principles, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with such principles.

         "Capital Stock" of any Person shall mean any and all shares, interests, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Controller, an Assistant Controller, its Secretary or an Assistance Secretary, and delivered to the Trustee.

         "Corporate Trust Office" means the principal corporate trust office of the Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date of this Indenture is located at [Little Rock, Arkansas].

         "Covenant Defeasance" has the meaning specified in Section 12.3 below.

         "Currency Agreement" shall mean any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

         "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.


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         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Defaulted Interest" has the meaning specified in Section 3.7 below.

         "Defeasance" has the meaning specified in Section 12.2 below.

         "Designated Executives" means Wayne E. Ahart, Barry N. Shamas and Kenneth D. Tobey.

         "Dollars" and "$" means lawful money of the United States of America.

         "Earnings" has the meaning specified in Section 3.7 below.

         "Event of Default" has the meaning specified in Section 5.1 below.

         "Exchange Act" means the Securities and Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated under this Indenture.

         "GAAP" means such accounting principles that are generally accepted in the United States of America as of the date of any computation required under this Indenture.

         "Holder" or "Security Holder" means a Person in whose name a Security is registered in the Security Register.

         "Indebtedness" means, with respect to any Person, at any date, any of the following, without duplication, (i) any liability, contingent or otherwise, of such Person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion of such Assets), (B) evidenced by a note, bond, debenture or similar instrument or (C) for the payment of money relating to a Capitalized Lease Obligation or other obligation (whether issued or assumed) relating to the deferred purchase price of property; (ii) all conditional sale obligations and all obligations under any title retention agreement (even if the rights and remedies of the seller under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business; (iii) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction other than entered into in the ordinary course of business; (iv) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any asset or property (including, without limitation, leasehold interests and any other tangible or intangible property) of such Person, whether or not such indebtedness is assumed by such Person or is not otherwise such Person's legal liability; provided, that if the obligations so secured have not been assumed in full by such Person or are otherwise not such Person's legal liability in full, the amount of such indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such indebtedness secured by such Lien;
(v) all indebtedness of others (including all interest and dividends on any Indebtedness or preferred stock


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of any other Person for the payment of which is) guaranteed, directly or indirectly, by such Person or that is otherwise its legal liability or which such Person has agreed contingently to supply or advance funds; and (vi) obligations in respect of Currency Agreements and Interest Swap Obligations.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions of this Indenture and shall include the terms of the Securities established as contemplated by Section 3.1 below.

         "Interest," when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

         "Interest Payment Date," when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security as contemplated by Section 3.1 below.

         "Interest Swap Obligations" shall mean the obligations of any Person pursuant to any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates.

         "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property or a security interest of any kind (including, without limitation, any conditional sale or other title retention agreement.)

         "Maturity," when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as in this Indenture provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, or otherwise.

         "Officer" means the Chairman of the Board, the Vice Chairman of the Board, the President, any Senior or Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of the Company.

         "Officer's Certificate" means a certificate signed by an Officer and delivered to the Trustee.

         "Opinion of Counsel" means a written opinion of a duly licensed attorney, who may be an employee of or counsel for the Company, and who shall be reasonably acceptable to the Trustee.

         "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount of such Security to be due and payable upon a declaration of acceleration of the Maturity of such Security pursuant to Section 5.2 below.



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         "Outstanding," when used with respect to Securities means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except: (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; (ii) Securities, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; (iii) Securities which have been paid pursuant to Section 3.6 below, or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and (iv) Securities which have been defeased pursuant to Section 12.2 below; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver under this Indenture, (a) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be that portion of the principal amount of such Original Issue Discount Security that could be declared to be due and payable upon the occurrence of an Event of Default pursuant to the terms of such Original Issue Discount Security as of the date of such determination and
(b) Securities owned by the Company or any other obligor upon the securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

         "Paying Agent" means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company. The Company may act as Paying Agent with respect to any Securities issued under this Indenture.

         "Person" means any individual, corporation, partnership, limited partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

         "Place of Payment," when used with respect to the Securities, means the place or places where the principal of and interest on the Securities are payable as specified as contemplated by Section 3.1 below.

         "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.


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         "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture, which shall equal the principal amount of such Security Outstanding as of such Redemption Date.

         "Registered Security" means any Security issued under this Indenture and registered in the Security Register.

         "Regular Record Date" means the close of business on the fifteenth day of the month (whether or not a Business Day) next preceding each Interest Payment Date.

         "Responsible Officer," when used with respect to the Trustee, means any officer of the Trustee in its Corporate Trust Office and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

         "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.5 below.

         "Stated Maturity," when used with respect to any Security or any installment of principal of or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

         "Subsidiary" of any Person means (i) any Person of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees is at the time owned or controlled, directly or indirectly, by any Person or one or more of the Subsidiaries of that Person, and (ii) any partnership, joint venture or other Person in which such Person or one or more of the Subsidiaries of that Person has the power to control by contract or otherwise the board of directors or equivalent governing body or otherwise controls such entity.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was executed; provided, however, that in the event that such Act is amended after such date, "Trust Indenture Act" means the Trust Indenture Act of 1939 as so amended.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee under this Indenture.



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         "U.S. Government Obligations" means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed by the full faith and credit of the United States of America which, in either case, are not callable or redeemable at the option of the issuer thereof or otherwise subject to prepayment, and shall also include a depository receipt issued by a New York Clearing House bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment or interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt or from any amount held by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

         "Vice President," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

Section 1.2       Compliance Certificates and Opinions.

         Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, other than an action permitted by Section 7.4 below, the Company shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions in this Indenture relating thereto;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and



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                  (d)      a statement as to whether, in the opinion of each
such individual, such condition or covenant has been complied with.

Section 1.3       Form of Documents Delivered to Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.4       Acts of Holders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as in this Indenture otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied in this Indenture and evidenced thereby) are in this Indenture sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1 below) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.4(a).

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the


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individual signing such instrument or writing acknowledged to him the execution of such instrument or writing. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (c) The ownership of Registered Securities shall be proved by the Security Register.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer of such Security or in exchange therefor or in lieu of such Security in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                  (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Section 1.5       Notices, Etc., to Trustee and Company.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                  (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose under this Indenture if made, given, furnished or filed in writing to or with the Trustee and received by the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or

                  (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose under this Indenture (unless otherwise in this Indenture expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal


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office specified in the first paragraph of this Indenture, attention: Secretary, or at any other address previously furnished in writing to the Trustee by the Company.

Section 1.6       Notice to Holders; Waiver.

         Where this Indenture or any Security provides for notice to Holders of any event, such notice shall be deemed sufficiently given (unless otherwise in this Indenture or in such Security expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders or the validity of the proceedings to which such notice relates. Where this Indenture or any Security provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. No waiver shall be deemed to be a waiver of any future notice requirement arising from this Indenture or any Security. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose under this Indenture.

         Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Section 1.7       Conflict with Trust Indenture Act.

         If any provision of this Indenture limits, qualifies or conflicts with another provision of this Indenture which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or shall be excluded, as the case may be.

Section 1.8       Effect of Headings and Table of Contents.

         The Article and Section headings in this Indenture and the Table of Contents are for convenience only and shall not affect the construction of this Indenture.


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Section 1.9       Successors and Assigns.

         All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.10      Separability Clause.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11      Benefits of Indenture.

         Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12      Governing Law.

         This Indenture and the Securities shall be governed by and construed in accordance with the laws (other than the choice of law provisions) of the State of Arkansas.

Section 1.13      Legal Holidays.

         In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day or on such other day as may be set out in Section 3.1 below at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

Section 1.14      No Recourse Against Others.

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. Such waivers and releases are part of the consideration for the issuance of the Securities.



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                                   ARTICLE II
                                 SECURITY FORMS

Section 2.1       Forms Generally.

         The Securities shall be in substantially the form set forth in Exhibits A and B to this Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Securities, as evidenced by their execution of the Securities.

         The Trustee's certificates of authentication shall be in substantially the form set forth in Exhibit C to this Indenture.

         The definitive Securities shall be photocopied, printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officers executing such Securities, as evidenced by their execution of such Securities.

Section 2.2       Form of Face of Security.

         The form of the face of the Security to be issued pursuant to this Indenture shall be substantially in the form attached as Exhibit A to this Indenture, and is hereby incorporated herein in its entirety.

Section 2.3       Form of Reverse of Security.

         The form of the Reverse of the Security to be issued pursuant to this Indenture shall be substantially in the form attached as Exhibit B to this Indenture, and is hereby incorporated herein in its entirety.

Section 2.4       Form of Trustee's Certificate of Authentication.

         The form of the Trustee's Certificate of Authentication to be issued pursuant to this Indenture shall be substantially in the form attached as Exhibit C to this Indenture, and is hereby incorporated herein in its entirety.

Section 2.5       CUSIP Number.

         The Company in issuing Securities may use a "CUSIP" number, and, if so, the Trustee may use the CUSIP number in notices of redemption or exchange as a convenience to Holders, provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed on the notice or on the Securities, and that reliance may be placed only on


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the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP number of any Securities.

                                   ARTICLE III
                                 THE SECURITIES

Section 3.1       Amount Issuable.

         The Securities to be authenticated and delivered under this Indenture shall have the following terms:

                  (a)the Securities shall be designated "6.00% Debentures due 2014";

                  (b) the aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is $5,000,000 (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 3.5, 3.6, or
11.7 below);

                  (c)the date on which the principal of the Securities is payable is _________, 2014;

                  (d) the Securities shall bear interest at a rate of 6% per annum, which interest shall accrue from ___________, 2002, shall be payable annually on __________ (the "Interest Payment Date"), and shall be payable to the person in whose name any Security is registered at the close of business on the date ____ days prior to an Interest Payment Date (the "Regular Record Date");

                  (e) the place where the principal of and interest on the Securities shall be payable and where the Company will maintain an office where Securities may be presented for registration of transfer or exchange and the place where notices and demands to or upon the Company in respect of the Securities and this Indenture may be made shall be _____________;

                  (f) the Company shall have the right to defer any payment of interest on the Securities as provided for in Section 3.7 of this Indenture;

                  (g) the period within which, the price or prices at which and the terms and conditions upon which the Securities may be redeemed, in whole or in part, at the option of the Company, shall be as set forth in Article XI of this Indenture;

                  (h) the obligation of the Company to redeem the Securities at the option of a Holder and the period or periods within which, the price or prices at which, and the terms and conditions upon which the Securities shall be redeemed pursuant to such obligation, shall be as set forth in Section 11.8 of this Indenture;


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                  (i) upon declaration of acceleration of the Maturity of the
Securities pursuant to Section 5.2 below, the unpaid principal of and accrued interest to the date of acceleration on all the Outstanding Securities shall be due and payable immediately; and

                  (j)[Regions Bank, N.A.] is hereby appointed as Trustee with respect to the Securities to be issued under this Indenture.

Section 3.2       Denominations.

         The Securities shall be issuable in registered form, without coupons and in Authorized Denominations.

Section 3.3       Execution, Authentication, Delivery and Dating.

         The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile. The seal of the Company may be in the form of a facsimile and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any security that has been duly authenticated and delivered by the Trustee.

         Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of the issuance of such Securities.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver the Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and make such securities available for delivery.

         Unless otherwise provided for in the form of security, each security shall be dated the date of its authentication.

         No security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such security a certificate of authentication substantially in the form provided for in this Indenture executed by the Trustee by manual signature, and such certificate upon any security shall be conclusive evidence, and the only evidence, that such security has been duly authenticated and delivered under this Indenture and is entitled to the benefits of this Indenture.



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Section 3.4       Temporary Securities.

         Pending the preparation of definitive Securities the Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

         In the case of Securities, such temporary Securities may be in global form, representing all or a portion of the Outstanding Securities.

         Except in the case of temporary Securities in global form (which shall be exchanged in accordance with the provisions of Section 3.5 below), if temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Securities of authorized denominations and of like tenor. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

         If temporary Securities are issued in global form, any such temporary global Security shall, unless otherwise provided in this Indenture, be delivered to the office of a depositary or common depositary (the "Common Depositary"), which Common Depositary may be the Trustee, for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct).

Section 3.5       Registration, Registration of Transfer and Exchange.

         The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being in this Indenture sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of registration of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as in this Indenture provided.

         Upon surrender for registration of transfer of any Security at the office or agency of the Company in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new


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Securities, of any authorized denominations and of a like aggregate principal amount and Stated Maturity.

         At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount and Stated Maturity, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Securities which the Holder making the exchange is entitled to receive.

         All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligation, of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

         Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder or his attorney duly authorized in writing.

         Unless otherwise provided in the Securities to be transferred or exchanged, no service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 11.7 below not involving any transfer.

         The Company shall not be required (i) to issue, register the transfer of or exchange Securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 11.3 below and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any security so selected for redemption in whole or in part, except the unredeemed portion of any security being redeemed in part.

Section 3.6       Mutilated, Destroyed, Lost and Stolen Securities.

         If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

         Upon the issuance of any new Security under this Section 3.6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         The provisions of this Section 3.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.7       Payment of Interest; Interest Rights Preserved.

         Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid exclusively from the Earnings of the Company for the Company's preceding fiscal year and shall be paid at the Place of Payment to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest, except that at the option of the Company payment may be made (i) by check mailed to the address of the Person entitled thereto as such address appears in the Security Register or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Security Register provided that proper transfer instructions have been received by the Regular Record Date. For purposes of this Section 3.7, "Earnings" shall mean the Net Income of the Company for any applicable payment period determined in accordance with GAAP, and which is available for distribution or payment pursuant to applicable rules and regulations of any Federal or state regulatory agency or body, including but not limited to those of the Arkansas State Insurance Department.

         Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (in this Indenture called "Defaulted Interest") shall forthwith cease to be due and payable to the Holder on the relevant Regular Record Date, and such Defaulted Interest shall be deferred and shall become due and payable by the Company on the date on which the principal amount of the Security becomes due and payable. Under no circumstances shall interest accrue on Defaulted Interest, and Defaulted Interest shall only be added to the amount of principal due and payable upon Maturity of such Security.

         Subject to the foregoing provisions of this Section 3.7, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.


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



Section 3.8       Persons Deemed Owners.

         Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 3.7 above) interest on such Security and for all other purposes whatsoever, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.9       Cancellation.

         All Securities surrendered for payment, redemption, or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered under this Indenture which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this
Section 3.9, except as expressly permitted by this Indenture. All cancelled Securities shall be held by the Trustee and may be destroyed (and, if so destroyed, certification of their destruction shall be delivered to the Company upon its request, unless, by a Company Order, the Company shall direct that cancelled Securities be returned to it).

Section 3.10      Computation of Interest.

         Interest on the Securities shall be computed on the basis of a 360-day year.

                                   ARTICLE IV
                           SATISFACTION AND DISCHARGE

Section 4.1       Satisfaction and Discharge of Indenture.

         This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities in this Indenture expressly provided for or in the form of the Security), when the Trustee, upon Company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                  (a) either

                           (i) all Securities theretofore authenticated and
delivered (other than (i)Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6 above and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the


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



Company or discharged from such trust, as provided in Section 10.5 below) have been delivered to the Trustee for cancellation; or

                           (ii)all such Securities not theretofore delivered to
the Trustee for cancellation

                  (A)     have become due and payable, or

                  (B) will become due and payable at their Stated Maturity within one year, or

                  (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, has deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or the Stated Maturity or Redemption Date, as the case may be;

                  (b) the Company has paid or caused to be paid all other sums payable under this Indenture by the Company; and

                  (c) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7 below, the obligations of the Company to any Authenticating Agent under Section 6.14 below and, if money shall have been deposited with the Trustee pursuant to subclause
(ii) of clause (a) of this Section 4.1, the obligations of the Trustee under
Section 4.2 below and the last paragraph of Section 10.5 below shall survive the satisfaction and discharge of this Indenture.

Section 4.2       Application of Trust Money.

         Subject to the provisions of the last paragraph of Section 10.5 below, all money deposited with the Trustee pursuant to Section 4.1 above shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with or received by the Trustee.



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                                    ARTICLE V
                                    REMEDIES

Section 5.1       Events of Default.

         Subject to the provisions of the last paragraph of this Section 5.1, "Event of Default," wherever used in this Indenture with respect to the Securities, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or to be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) the Company defaults in the payment of interest on any Security when such interest becomes due and payable and the default continues for a period of 60 days; provided, however, that in accordance with Section 3.7 hereof, in the case of any Security issued pursuant to this Indenture, no Event of Default under this Section 5.1(a) shall be deemed to have occurred with respect to such Security until the passage of 60 days from the Maturity of such Security, which shall be _____________, 2014; or

                  (b) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at Maturity, which shall be _________, 2014, upon redemption (including redemptions under Article XI), by declaration or otherwise; or

                  (c) the Company fails to observe or perform in any material respect any of its other covenants, warranties or agreements in the Securities or in this Indenture (other than a covenant, agreement or warranty a default in whose performance or whose breach is elsewhere in this Section 5.1 specifically dealt with, and the failure to observe or perform continues for the period and after the notice specified in the last paragraph of this Section 5.1; or

                  (d) the Company pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to or acquiesces in the institution of bankruptcy or insolvency proceedings against it, (D) applies for, consents to or acquiesces in the appointment of or taking possession by a Custodian of the Company or of any material part of its property, or (E) makes a general assignment for the benefit of its creditors; or

                  (e) (i) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company in an involuntary case or proceeding under any Bankruptcy Law which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company, (B) appoint a Custodian of the Company or for any material part of its property, or (C) order the winding-up or liquidation of the Company's affairs, and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (ii) any bankruptcy or insolvency petition or application is filed, or any bankruptcy or insolvency


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



proceeding is commenced against the Company and such petition, application or proceeding is not dismissed within 120 days.

         A Default under clause (c) above shall not be an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities notify the Company of the Default and the Company does not cure the Default within 90 days after actual receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." When a Default under clause (c) above is cured within such 90-day period, it ceases.

Section 5.2       Acceleration of Maturity; Rescission and Annulment.

         If an Event of Default with respect to Securities (other than an Event of Default specified in clause (a), (d) or (e) of Section 5.1 above) occurs and is continuing, the Trustee by notice in writing to the Company, or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities by notice in writing to the Company and the Trustee, may declare the unpaid principal of and accrued interest to the date of acceleration (or, if the Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such Securities) on all the Outstanding Securities to be due and payable immediately and, upon any such declaration, the Outstanding Securities (or specified principal amount) shall become and be immediately due and payable.

         If an Event of Default specified in clause (d) or (e) of Section 5.1 above occurs, all unpaid principal of and accrued interest on the Outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of any Security.

         Upon payment of all such principal and interest, all of the Company's obligations under the Securities and this Indenture shall terminate, except obligations under Section 6.7 below.

         The Holders of a majority in principal amount of the Outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal and interest of the Securities that has become due solely by such declaration of acceleration, have been cured or waived, (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (iii) all payments due to the Trustee and any predecessor Trustee under Section 6.7 below have been made.

Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

         The Company covenants that if default is made in the payment of the principal of any Security at the Maturity of such Security, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holder of such Security, the whole amount then due and payable on such Security for principal and interest.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

         If an Event of Default with respect to the Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted in this Indenture, or to secure any other proper remedy.

Section 5.4       Trustee May File Proofs of Claim.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as in this Indenture expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceedings, and

                  (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any Custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7 below.

         Nothing in this Indenture contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.



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



Section 5.5       Trustee May Enforce Claims Without Possession of Securities.

         All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.6       Application of Money Collected.

         Any money collected by the Trustee pursuant to this Article V in respect of the Securities shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities in respect of which moneys have been collected and the notation thereon of the payment if only partially paid and upon cancellation of such Securities if fully paid:

         First: To the payment of all amounts due the Trustee under Section 6.7 below;

         Second: To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

         Third:  To the Company.

         The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 5.6. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.

Section 5.7       Limitation on Suits.

         No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture, unless:

                  (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;

                  (b) such Holder shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under this Indenture;

                  (c)such Holder has offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (d)The Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities; it being understood and intended that no one or more of Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner in this Indenture provided and for the equal and ratable benefit of all Holders.

Section 5.8    Unconditional Right of Holders to Receive Principal and Interest.

         Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right to receive payment of the principal of and (subject to Section 3.7 above) interest and any Defaulted Interest on such Security on the Stated Maturity expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.9       Control by Holders.

         The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or to direct the exercise of any trust or power conferred on the Trustee, with respect to the Securities, provided that:

                  (a) such direction shall not be in conflict with any rule of law or with this Indenture;

                  (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

                  (c) subject to Section 6.1 below, the Trustee need not take any action which might involve the Trustee in personal liability or be unduly prejudicial to the Holders not joining in such direction.

Section 5.10      Waiver of Past Defaults.

         The Holders of not less than a majority in principal amount of the Outstanding Securities may by written notice to the Trustee on behalf of the Holders of all the Securities waive any Default or

Event of Default with respect to such Securities and its consequences, except a Default or Event of Default:

                  (a) in respect of the payment of the principal of or interest on any Security; or

                  (b) in respect of a covenant or other provision of this Indenture which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security.

         Upon any such waiver, such Default or Event of Default shall cease to exist and shall be deemed to have been cured, for every purpose of this Indenture and the Securities; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 5.11      Undertaking for Costs.

         All parties to this Indenture agree, and each Holder by his acceptance of this Indenture shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant.

                                   ARTICLE VI
                                   THE TRUSTEE

Section 6.1       Certain Duties and Responsibilities of the Trustee.

                  (a) Except during the continuance of an Event of Default, the Trustee's duties and responsibilities under this Indenture shall be governed by
Section 315(a) of the Trust Indenture Act.

                  (b) In case an Event of Default has occurred and is continuing, and is known to the Trustee, the Trustee shall exercise the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (c) None of the provisions of Section 315(d) of the Trust Indenture Act shall be excluded from this Indenture.

Section 6.2       Notice of Defaults.

         Within 30 days after the occurrence of any Default or Event of Default with respect to the Securities, the Trustee shall give to all Holders of the Securities, as their names and addresses appear in the Security Register, notice of such Default or Event of Default known to the Trustee, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

Section 6.3       Certain Rights of Trustee.

         Subject to the provisions of the Trust Indenture Act:

                  (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of the Company mentioned in this Indenture shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                  (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action under this Indenture, the Trustee (unless other evidence be in this Indenture specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

                  (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it under this Indenture in good faith and in reliance thereon;

                  (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity to its reasonable satisfaction against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                  (f) prior to the occurrence of an Event of Default with respect to the Securities and after the curing or waiving of all such Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval or other paper or document, or the books and records of the Company, unless requested in writing to do so by the Holders of a majority in principal amount of the Outstanding Securities; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is not, in the opinion of the Trustee, reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding; the reasonable expense of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand;

                  (g) the Trustee may execute any of the trusts or powers under this Indenture or perform any duties under this Indenture either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it under this Indenture; and

                  (h) the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Indenture, or in the exercise of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 6.4       Not Responsible for Recitals or Issuance of Securities.

         The recitals in this Indenture and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 6.5       May Hold Securities.

         The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections
6.8 and 6.13 below, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 6.6       Money Held in Trust.

         Money held by the Trustee in trust under this Indenture (including amounts held by the Trustee as Paying Agent) need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it under this Indenture except as otherwise agreed upon in writing with the Company.

Section 6.7       Compensation and Reimbursement.

         The Company agrees:

                  (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it under this Indenture (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (b) except as otherwise expressly provided in this Indenture, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability, damage, claim or expense, including taxes (other than taxes based upon or determined or measured by the income of the Trustee), incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts under this Indenture, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under this Indenture.

         When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(d) or Section 5.1(e) above, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

         The provisions of this Section 6.7 shall survive this Indenture and the resignation or removal of any Trustee under this Indenture.

Section 6.8       Disqualification; Conflicting Interests.

         The Trustee shall be disqualified only where such disqualification is required by Section 310(b) of the Trust Indenture Act. Nothing shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.

Section 6.9       Corporate Trustee Required; Eligibility.

         There shall at all times be a Trustee under this Indenture which shall be eligible to act as Trustee under Section 310(a)(1) of the Trust Indenture Act having a combined capital and surplus of at least $50,000,000 subject to supervision or examination by federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this
Section 6.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Person directly or indirectly controlling, controlled by, or under common control with the Company may serve as Trustee. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.9, it shall resign immediately in the manner and with the effect in this Indenture specified in this Article VI.

Section 6.10      Resignation and Removal; Appointment of Successor.

                  (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11 below.

                  (b) The Trustee may resign at any time with respect to the Securities by giving written notice to the Company of such resignation. If the instrument of acceptance by a successor Trustee required by Section 6.11 below shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities.

                  (c) The Trustee may be removed at any time with respect to the Securities by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

                  (d)      If at any time:

   (i) the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months; or

   (ii) the Trustee shall cease to be eligible under Section 6.9 above and shall fail to resign after written request here for by the Company or by any such Holder who has been a bona fide Holder of a Security for at least six months; or

   (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to the Securities, or (ii) subject to Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction to consider the removal of the Trustee with respect to the Securities and the appointment of a successor Trustee or Trustees.

                  (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities and shall comply with the applicable requirements of Section 6.11 below. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section
6.11 below, become the successor Trustee with respect to the Securities and to that extent supersede the successor Trustee appointed by the Company with respect to the Securities. If no successor Trustee with respect to the Securities shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.11 below, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities and each appointment of a successor Trustee with respect to the Securities by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 6.11      Acceptance of Appointment by Successor or Additional Trustees.

                  (a) In case of the appointment under this Indenture of a successor Trustee with respect to the Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee under this Indenture.

                  (b) Upon request of any successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) of this Section 6.11, as the case may be.



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



                  (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under the Trust Indenture Act.

Section 6.12      Merger, Conversion, Consolidation or Succession to Business.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee under this Indenture, provided such corporation shall be otherwise qualified and eligible under this
Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.13      Preferential Collection of Claims Against Company.

         The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to
Section 311(a) of the Trust Indenture Act.

Section 6.14      Appointment of Authenticating Agent.

         At any time when any of the Securities remain Outstanding the Trustee may appoint an Authenticating Agent or Agents with respect to the Securities which shall be authorized to act on behalf of, and subject to the direction of, the Trustee to authenticate the Securities issued upon exchange, registration of transfer or partial redemption of the Securities or pursuant to Section 3.6 above, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee under this Indenture. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State, or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $5,000,000 and subject to supervision or examination by federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 6.14, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this

Section 6.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 6.14.

         Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 6.14, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         An Authenticating Agent may resign at any time by giving written notice of such resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice of such termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment under this Indenture shall become vested with all the rights, powers and duties of its predecessor under this Indenture, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.14.

         The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 6.14.

         If an appointment of an Authenticating Agent is made pursuant to this
Section 6.14, the Securities may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication substantially in the form of Exhibit D to this Indenture, and which is incorporated into this Indenture in its entirety.

                                   ARTICLE VII
                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.1       Company to Furnish Trustee Names and Addresses of Holders.

         The Company will furnish or cause to be furnished to the Trustee:

                  (a) semi-annually, not later than ________________ and _______________ in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of the preceding ____________ or ______________, as the case may be; and

                  (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as provided for in Section 7.1(a), as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the Security Registrar, no such list shall be required to be furnished.

Section 7.2       Preservation of Information; Communications to Holders.

                  (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 above and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.1 above upon receipt of a new list so furnished.

                  (b) If three or more Holders (in this Indenture referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

                           (i) afford such applicants access to the information
preserved at the time by the Trustee in accordance with Section 7.2(a) above; or

                           (ii)inform such applicants as to the approximate
number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.2(a) above, and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

         If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appears in the information preserved at the time by the Trustee in accordance with Section 7.2(a) above a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

                  (c) Every Holder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.2(b) above, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.2(b) above.

Section 7.3       Reports by Trustee.

                  (a) Within 60 days after _________ of each year commencing with the year 2003, the Trustee shall transmit by mail to all Holders of Securities as provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of _____________, if required by and in compliance with Section 313(a) of the Trust Indenture Act.

                  (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any securities are listed on any stock exchange.

                  (c) Within ___ days of the end of each fiscal year of the Company, the Trustee shall transmit by mail to all Holders, all forms and reports required under the Code, as well as under all applicable provisions of state laws on taxation.

Section 7.4       Reports by Company.

         The Company shall:

                  (a) file with the Trustee, within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

                  (b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                  (c) furnish to the Trustee, on or before _________ of each year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. Such certificate need not comply with Section 1.2 above.

                                  ARTICLE VIII
                 CONSOLIDATION, MERGER, LEASE, SALE OR TRANSFER

Section 8.1       When Company May Merge, Etc.

         The Company shall not consolidate, or merge with or into any other Person (whether or not the Company shall be the surviving Person), or sell, assign, transfer or lease or otherwise dispose of all or substantially all of its properties and assets as an entirety or substantially as an entirety to any Person or group of affiliated Persons, in one transaction or a series of related transactions, unless:

                  (a) either the Company shall be the continuing Person or the Person (if other than the Company) formed by such consolidation or with which or into which the Company is merged or the Person (or group of affiliated Persons) to which all or substantially all the properties and assets of the Company as an entirety or substantially as an entirety are sold, assigned, transferred or leased shall be a corporation, partnership or trust or other entity organized and existing under the laws of the United States of America or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture; and

                  (b) immediately before and after giving effect to such transaction or series of related transactions, no Event of Default, and no Default, and no event which, after notice or lapse of time or both, would become and Event of Default, shall have occurred and be continuing.

Section 8.2       Opinion of Counsel.

         The Company shall deliver to the Trustee prior to the proposed transaction(s) covered by Section 8.1 above an Officer's Certificate and an Opinion of Counsel stating that the transaction(s) and such supplemental indenture comply with this Indenture and that all conditions precedent to the consummation of the transaction under this Indenture have been met.

Section 8.3       Successor Person Substituted.

         Upon any consolidation by the Company with or merger by the Company into another Person or any lease, sale, assignment, or transfer of all or substantially all of the property and assets of the Company in accordance with
Section 8.1 above, the successor Person formed by such consolidation or into which the Company is merged or the successor Person or affiliated group of Persons to which such lease, sale, assignment, or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person or Persons had been named as the Company in this Indenture, and thereafter, except in the case of a lease, the predecessor Person or Persons shall be relieved of all obligations and covenants under this Indenture and the Securities and in the event of such conveyance or transfer, except in the case of a lease, any such predecessor Person may be dissolved and liquidated.

                                                    ARTICLE IX
                                              SUPPLEMENTAL INDENTURES

Section 9.1       Supplemental Indentures without Consent of Holders.

         Without notice to or the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                  (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in this Indenture and in the Securities; or

                  (b) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power in this Indenture conferred upon the Company; or

                  (c) to add any additional Events of Default with respect to the Securities; or

                  (d) to add or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons; or

                  (e) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding created prior to the execution of such supplemental Indenture which is entitled to the benefit of such provision; or

                  (f) to secure the Securities; or

                  (g) to evidence and provide for the acceptance of appointment under this Indenture by a Trustee or a successor Trustee with respect to the Securities; or

                  (h) to cure any immaterial ambiguity, defect or inconsistency or to correct or supplement any provision in this Indenture which may be inconsistent with any other provision in this Indenture; or

                  (i) to make any change that does not materially adversely affect the interests of the Holders; or

                  (j) to qualify, or maintain the qualification of the Indenture under the Trust Indenture Act, as applicable.

         Upon request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in (and subject to the last sentence of) Section 9.3 below, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture.

Section 9.2       Supplemental Indentures with Consent of Holders.

         With the written consent of the Holders of a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee shall, subject to Section 9.3 below, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

                  (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount of such Security or the rate of interest thereon or extend the time for payment of any amount due under this Indenture, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity of the Securities pursuant to Section 5.2 above, or change any Place of Payment where, or the coin or currency in which, any Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity (or, in the case of redemption, on or after the Redemption
Date);

                  (b) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or Defaults or Events of Default under this Indenture and their consequences provided for in this Indenture; or


F:\HOME\BRENDAB\KARNEY\BNL-INDENTURE.91802.wpd
                                                        38

                  (c) change the redemption provisions (including Article XI below) of this Indenture in a manner adverse to such Holder; or

                  (d) modify any of the provisions of this Section 9.2 or
Section 5.10 above, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section 9.2, or the deletion of this proviso, in accordance with the requirements of Sections 9.1(h) above.

         It shall not be necessary for any Act of Holders under this Section 9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance of such supplemental indenture.

Section 9.3       Execution of Supplemental Indentures.

         The Trustee shall sign any supplemental indenture authorized pursuant to this Article IX, subject to the last sentence of this Section 9.3. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1 above) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

Section 9.4       Effect of Supplemental Indentures.

         Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered under this Indenture shall be bound thereby.

Section 9.5       Conformity with Trust Indenture Act.

         Every supplemental indenture executed pursuant to this Article IX shall conform, as applicable, to the requirements of the Trust Indenture Act as then in effect.

                                    ARTICLE X
                                    COVENANTS

Section 10.1      Payments of Securities.

         The Company will duly and punctually pay the principal of and interest on the Securities in accordance with their terms and this Indenture, and will duly comply with all the other terms, agreements and conditions contained in, or made in this Indenture for the benefit of, the Securities.

Section 10.2      Maintenance of Office or Agency.

         The Company will maintain an office or agency in each Place of Payment where Securities may be surrendered for registration of transfer or exchange or for presentation for payment, where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address of such office or agency, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 1.5 above.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         Unless otherwise set forth in, or pursuant to, a Board Resolution or indenture supplemental hereto, the Company hereby initially designates the Corporate Trust Office as such office of the Company.

Section 10.3      Corporate Existence.

         Subject to Article VIII above, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each of its Subsidiaries and the rights (charter and statutory) of the Company and its Subsidiaries; provided, however, that (a) the Company shall not be required to preserve any such right, license or franchise or the corporate existence of any of its Subsidiaries if the Board of Directors, or the board of directors of the Subsidiary concerned, as the case may be, shall determine that the preservation of such Subsidiary is no longer desirable in the conduct of the business of the Company or any of its Subsidiaries, and (b) nothing in this Indenture contained shall prevent any Subsidiary of the Company from liquidating or dissolving, or merging into, or consolidating with the Company (provided that the Company shall be the continuing or surviving corporation) or with any one or more Subsidiaries if the Board of Directors or the board of directors of the Subsidiary concerned, as the case may be, shall so determine.

Section 10.4      Compliance Certificates.

         The Company shall deliver to the Trustee forthwith upon becoming aware of a Default or Event of Default (but in no event later than ten days after the occurrence of each Default or Event of Default that is continuing), an Officer's Certificate setting forth the details of such Default or Event of Default and the action that the Company proposes to take with respect thereto and the specific section or sections of this Indenture in connection with which such Default or Event of Default has occurred.

Section 10.5      Money for Securities Payments to Be Held in Trust.

         If the Company shall at any time act as its own Paying Agent with respect to the Securities, it will, on or before each due date of the principal of or interest on the Securities, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Holders or otherwise disposed of as in this Indenture provided and will promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents for the Securities, it will, prior to each due date of the principal of or interest on the Securities, deposit with a Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Holders entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure to so act.

         The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.5, that such Paying Agent will:

                  (a) hold all sums held by it for the payment of the principal of or interest on the Securities in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as in this Indenture provided;

                  (b) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal or interest on the Securities; and

                  (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on the Securities and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee of this Indenture, shall thereupon cease; provided, however, that the Trustee of such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in Little Rock, Arkansas, notice that such money remains unclaimed and that, after a date specified in this Indenture, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 10.6.     Restriction on Executive Compensation.

         In the event that, in accordance with Section 3.7 of this Indenture, the Company defers the payment of Defaulted Interest in any fiscal year in which the Securities are Outstanding, the Company shall not provide for any increase in salary for any of the Designated Executives for such fiscal year.

                                   ARTICLE XI
                            REDEMPTION OF SECURITIES

Section 11.1      Applicability of Article.

         Securities which are redeemable before their Stated Maturity shall be redeemable at the option of the Company in accordance with their terms in whole or in part and in accordance with this Article XI. The Company's option to redeem shall not be contingent on the redemption of any minimum number of Securities.

Section 11.2      Election to Redeem; Notice to Trustee.

         The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed.

Section 11.3      Selection by Company of Securities to Be Redeemed.

         If less than all the Securities are to be redeemed, the Securities to be redeemed shall be selected by the Company; provided however, if Securities are called for redemption by the Company in an aggregate principal amount of at least $250,000 in any one fiscal year of the Company, such Securities shall be redeemed pro rata from the Holders of all the Securities Outstanding at the time of redemption.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of the Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 11.4      Notice of Redemption.

         Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 45 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address appearing in the Security Register.

         All notices of redemption shall state:

                  (a)  the Redemption Date;

                  (b)  the Redemption Price;

                  (c) if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed;

                  (d) that on the Redemption Date, the Redemption Price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date;

                  (e) the place or places where such Securities are to be surrendered for payment of the Redemption Price; and

                  (f) the CUSIP number, if any, of the Securities to be redeemed.

         Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

Section 11.5      Deposit of Redemption Price.

         Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.5 above) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

Section 11.6      Securities Payable on Redemption Date.

         Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price in this Indenture specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date.

         If any Security called for redemption shall not be so paid upon surrender of such Security for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate prescribed in the Security.

Section 11.7      Securities Redeemed in Part.

         Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and Stated Maturity, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

Section 11.8      Redemption at the Option of the Holders.

         Any Security issued pursuant to this Indenture shall be eligible to be redeemed at the option of the Holder thereof for the amount equal to the principal amount thereof Outstanding, plus any accrued but unpaid interest on the Redemption Date, only upon the occurrence of a Change of Control of the Company. A "Change of Control of the Company" shall mean the sale for consideration of the shares of common stock of the Company, no par value, owned beneficially by the Designated Executives, collectively, the result of such sale being that the Designated Executives, collectively, no longer beneficially own such interest in the Company or any successor entity, in a transaction considered to be a transaction for the change of control of the Company by the Arkansas Insurance Commissioner under the Arkansas Insurance Holding Company Regulatory Act (the

"Act"). The Company shall give the holders written notice of a Change of Control of the Company within fifteen (15) days of such Change of Control of the Company via first class, postage prepaid mail.

         A Holder who elects to have his Security redeemed pursuant to this Section shall give notice of his election to the Company and the Trustee. The Redemption Date for such redemption shall be set by the Company and shall be not less than thirty (30) nor more than forty-five (45) days from the date of the Holder's notice of his election to redeem his Security pursuant to this Section is received by the Company. Upon the selection of the Redemption Date, the Company shall given notice of the Redemption Date to the electing Holder, the Trustee, and the Paying Agent (if the Trustee is not then the Paying Agent). Redemption of any Security by a Holder thereof shall require the Company to pay to the Paying Agent for such Holder on the Redemption Date, the principal amount of such Security which is Outstanding on the Redemption Date, plus any unpaid interest which has accrued through the Redemption Date.

                                   ARTICLE XII
                       DEFEASANCE AND COVENANT DEFEASANCE

Section 12.1 Applicability of Article; Company's Option to Effect Defeasance or Covenant Defeasance.

         The provisions of Section 12.2 and 12.3, together with the other provisions of this Article XII, shall be applicable to the Securities, and the Company may at its option by Board Resolution, at any time, with respect to the Securities, elect to have either Section 12.2 below or Section 12.3 below be applied to the Outstanding Securities upon compliance with the applicable conditions set forth below in this Article XII.

Section 12.2      Defeasance and Discharge.

         Upon the Company's exercise of the option provided in Section 12.1 above to defease the Outstanding Securities, the Company shall be discharged from its obligations with respect to the Outstanding Securities on the date the applicable conditions set forth in Section 12.4 below are satisfied (in this Indenture, "Defeasance"). Defeasance shall mean that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same); provided, however, that the following rights, obligations, powers, trusts, duties and immunities shall survive until otherwise terminated or discharged under this Indenture: (A) the rights of Holders of Outstanding Securities to receive, solely from the trust fund provided for in
Section 12.4 below, payments in respect of the principal of and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 3.4, 3.5, 3.6, 10.1, 10.2 and 10.5 above, (C) the rights, powers, trusts, duties and immunities of the Trustee under this Indenture and (D) this Article XII. Subject to compliance with this Article XII, the Company may exercise its option with respect to Defeasance under this Section 12.2 notwithstanding the prior exercise of its option with respect to Covenant Defeasance under Section 12.3 below in regard to the Securities.

Section 12.3      Covenant Defeasance.

         Upon the Company's exercise of the option provided in Section 12.1 above to obtain a Covenant Defeasance with respect to the Outstanding Securities, the Company shall be released from its obligations under this Indenture (except its obligations under Sections 3.4, 3.5, 3.6, 5.6, 6.10, 10.1, 10.2, 10.4 and 10.5 above) with respect to the Outstanding Securities on and after the date the applicable conditions set forth in Section 12.4 are satisfied (in this Indenture, "Covenant Defeasance"). Covenant Defeasance shall mean that, with respect to the Outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in this Indenture (except its obligations under Sections 3.4, 3.5, 3.6, 5.6, 6.10, 10.1, 10.2, 10.4 and 10.5 above), whether directly or indirectly by reason of any reference elsewhere in this Indenture or by reason of any reference to any other provision in this Indenture or in any other document, and such omission to comply shall not constitute an Event of Default under Section
5.1 above with respect to Outstanding Securities, and the remainder of this Indenture shall be unaffected thereby.

Section 12.4      Conditions to Defeasance or Covenant Defeasance.

         The following shall be the conditions to Defeasance under Section 12.2 above and Covenant Defeasance under Section 12.3 above with respect to the Outstanding Securities.

                  (a) the Company shall irrevocably have deposited or caused to be deposited (and in the case of Defeasance such deposit shall have been made 121 days prior to Defeasance, with the Trustee (or another trustee satisfying the requirements of Section 6.9 above who shall agree to comply with the provisions of this Article XII applicable to it), under the terms of an irrevocable trust agreement in form and substance reasonably satisfactory to such Trustee, as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) Dollars in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination of those amounts set forth in (A) and (B) above, in each case sufficient, after payment of all federal, state and local taxes or other charges or assessments in respect of this Indenture payable by the Trustee (except for any amounts of withholding of the Holders of such Securities), in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of and interest on the Outstanding Securities on the Stated Maturity of such principal or interest.

                  (b) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit, and no Default or Event of Default under clause (d) or (e) of Section 5.1 above of this Indenture shall occur and be continuing, at any time during the period ending on the 31st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

                  (c) Such deposit, Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

                  (d) In the case of an election with respect to Section 12.2 above, the Company shall have delivered to the Trustee either (A) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred or (B) an Opinion of Counsel, based on a ruling published by the Internal Revenue Service or on a change in the applicable federal income tax law since the date of this Indenture, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred.

                  (e) In the case of an election with respect to Section 12.3 above, the Company shall have delivered to the Trustee an Opinion of Counsel or a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred.

                  (f) The Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Defeasance under
Section 12.2 above or the Covenant Defeasance under Section 12.3 above (as the case may be) have been complied with.

Section 12.5      Deposited Money and Government Obligations To Be Held In
                  Trust.

         Subject to the provisions of the last paragraph of Section 10.5 above, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 12.5, the "Trustee") pursuant to Section 12.4 above in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 12.4 above or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

         Anything in this Article XII to the contrary notwithstanding, the Trustee shall deliver to pay to the Company from time to time upon Company Request any money or Government Obligations held by it as provided in Section
12.4 above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee, are in excess of the amount which would then be required to be deposited for the purpose for which such money or Government Obligations were deposited.

Section 12.6      Notice of Defeasance

         Notice of any Defeasance or Covenant Defeasance shall be given by first class mail, postage prepaid, mailed within thirty (30) days of defeasance to each Holder of Securities that have been defeased, at the address appearing in the Security Register. Notice of Defeasance or Covenant Defeasance of Securities to be defeased at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

                                  ARTICLE XIII
                                  MISCELLANEOUS

Section 13.1      Counterparts.

         This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

Section 13.2      Consent and Waiver.

         If any Holder consents to certain action by the Company or waives compliance by the Company with certain provisions of this Indenture and certain Defaults and Events of Default hereunder and their consequences, such waiver or consent by the Holder shall bind such Holder and all future Holders of the same Security, whether or not notation of such waiver or consent is made upon said Security. No waiver of any breach of any provision of this Indenture by any Holder or any party hereto shall be deemed a waiver of any succeeding breach of the same or any other provision hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.


                                         BNL FINANCIAL CORPORATION,
                                         as Issuer


                                         By:

                                         Print Name: ___________________________

                                         Title: ________________________________

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.


                                         [REGIONS BANK, N.A.],
                                         as Trustee


                                         By:

                                         Print Name:____________________________

                                         Title:

                                    EXHIBIT A
                                SEE EXHIBIT 4.3
                            FORM OF FACE OF DEBENTURE

                                    EXHIBIT B
                                SEE EXHIBIT 4.3
                          FORM OF REVERSE OF DEBENTURE

                                    EXHIBIT C
                 FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION
                                WILL BE PROVIDED

                                    EXHIBIT D

                         FORM OF AUTHENTICATING AGENT'S
                          CERTIFICATE OF AUTHENTICATION


Dated: __________________

         This is one of the Securities designated therein referred to in the within-mentioned Indenture.

                                                 As Trustee

                                                 By:____________________________
                                                 As Authenticating Agent

                                                 By:____________________________
                                                 Authorized Signatory


                                  EXHIBIT 4.3

                            BNL FINANCIAL CORPORATION

                            6.00% DEBENTURE DUE 2014

NO. ________                                                        $___________

         BNL FINANCIAL CORPORATION, an Iowa corporation (herein called the "Company", which term includes any successor Person under the Indenture, hereinafter referred to), for value received, hereby promises to pay to ______________________, or registered assigns, the principal sum of $______ (__________) on ____________, 2014, and to pay interest thereon from __________,
2002, annually on ______ __ each year (each, an "Interest Payment Date"), commencing __________ __, 2003, at the rate of 6.00% per annum, until the principal hereof is paid or made available for payment.

         The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided for in the Indenture, be paid to the Holder in whose name this Security (or one or more predecessor securities) is registered at the close of business on the Regular Record Date for such Interest Payment Date, which shall be the ____ day (whether or not a Business Day), prior to such Interest Payment Date.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof and to the Indenture, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

         Dated: _____ __, 2002

TRUSTEE'S CERTIFICATE                                BNL FINANCIAL CORPORATION
    OF AUTHENTICATION

This is one of the Securities             By: _________________________________
of the series designated and              Title:_______________________________
referred to in the Indenture.

________________________, Trustee          ATTEST:

By: ______________________              By:____________________________________
       Authorized Officer                     Assistant Secretary

                            Reverse Side of Debenture

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one series under an Indenture, dated as of _________, 2002, (herein called the "Indenture"), between the Company and [Regions Bank, N.A.], as Indenture Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders, and the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $5,000,000.

         The principal amount of this Security shall be due and payable to the Holder hereof on ____ __, 2014. The interest payable pursuant to this Security shall be paid on the Interest Payment Date to the Holder in whose name this Security is registered at the close of business on the Regular Record Date for such interest payment, which shall be the ____ day (whether or not such day is a Business Day), prior to such Interest Payment Date. Interest shall be paid exclusively from the Earnings of the Company for the Company's preceding fiscal year. Any such interest not so paid ("Defaulted Interest") will be added to the principal amount due pursuant to the terms of this Security and shall be payable only upon Maturity of such Security, such Maturity to occur on ________, 2014. In the event of an increase in the principal amount due as described in the immediately preceding sentence, interest shall continue to be calculated as if no such amount was added to the principal amount due upon Maturity of this Security, and no interest shall accrue or be paid on any unpaid interest which is added to the principal amount due.

         This Security shall be eligible to be redeemed, in whole or in part, upon not less than 30 nor more than 45 days' notice by first class mail, at the option of the Company for an amount equal to the principal amount hereof, plus any accrued but unpaid interest on the Redemption Date, at any time after its issuance by the Company. The Company's option to redeem shall not be contingent on the redemption of any minimum number of Securities (as defined below), and therefore, the Company may redeem the Securities, in whole or in part, at any time. If Securities are called for redemption by the Company in an aggregate principal amount of at least $250,000 (Two Hundred Fifty Thousand Dollars) in any one fiscal year of the Company, such Securities shall be redeemed pro rata from the Holders of all of the Securities Outstanding at the time of redemption. Redemption of this Security by the Company shall require the Company to pay to the Holder on the Redemption Date the principal amount of this Security plus any unpaid interest which has accrued through the Redemption Date. In the event of a redemption of this Security in part, a new Security or Securities for the unredeemed portion hereof will be issued in the name of the Holder upon the cancellation hereof.

         This Security is being issued by the Company in exchange for issued and outstanding shares of Company common stock held by certain shareholders of the Company who have been certified as members of the Class in the matter titled Myra Jo Pearson, Paul Pearson and James Stilwell v. BNL Equity Corporation, et al. Pursuant to the terms of the Settlement Order entered into in that matter, the Company will issue $1.50 principal amount of the Securities in exchange for each share of Company common stock held by a member of the Certified Class. This Security is an unsecured obligation of the Company and will rank pari passu in right of payment with all other unsecured obligations of the Company.

         The Indenture to which this Security is subject may be modified by the Company and the Trustee without the consent of any Holder with respect to certain matters as described in the Indenture. In addition, the Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at such time Outstanding. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall bind such Holder and all future Holders of this Security and of any Security issued upon the registration or transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provisions of this Security or of the Indenture shall alter or impair the obligation of the Company, which is, subject to Section 3.7 of the Indenture, absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         This Security shall be eligible to be redeemed at the option of the Holder hereof for the amount equal to the principal amount hereof Outstanding, plus any accrued but unpaid interest on the Redemption Date, only upon the occurrence of a Change of Control of the Company (as defined below). A Change of Control of the Company shall mean the sale for consideration of the shares of common stock of the Company, no par value, owned beneficially by Wayne E. Ahart, Barry N. Shamas and Kenneth D. Tobey, collectively, the result of such sale being that Wayne E. Ahart, Barry N. Shamas and Kenneth D. Tobey, collectively, no longer beneficially own such interest in the Company or any successor entity, in a transaction considered to be a transaction for the change of control of the Company by the Arkansas Insurance Commissioner under the Arkansas Insurance Holding Company Regulatory Act (the "Act"). Redemption of this Security by the Holder hereof shall require the Company to pay to the Holder on the Redemption Date the principal amount of this Security Outstanding, plus any unpaid interest which has accrued through the Redemption Date.

         Payment of the principal of and interest on this Security will be made at the Place of Payment in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by a check mailed to the address of the Holder entitled thereto as such address shall appear in the Security Register, or (ii) by transfer to an account maintained by the Holder entitled thereto as specified in the Security Register.

         Interest on this Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid exclusively from the Earnings of the Company for the Company's preceding fiscal year and shall be paid at the Place of Payment to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, except that at the option of the Company payment may be made (i) by check mailed to the address of the Person entitled thereto as such address appears in the Security Register or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Security Register provided that proper transfer instructions have been received by the Regular Record Date.

         Any interest on this Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (in the Indenture called "Defaulted Interest") shall forthwith cease to be due and payable to the Holder on the relevant Regular Record Date, and such Defaulted Interest shall be deferred and shall become due and payable by the Company on the date on which the principal amount of this Security becomes due and payable. Under no circumstances shall interest accrue on Defaulted Interest, and Defaulted Interest shall only be added to the amount of principal due and payable upon Maturity of this Security.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the records of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company in any Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All capitalized terms used in this Security which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                               FORM OF ASSIGNMENT

         To assign this Security, fill in the Form below.

FOR VALUE RECEIVED, _______________________ hereby sells, assigns and transfers unto

Please print or typewrite name and address of assignee:


=============================
PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

--------------------------------------

the within Security of the Company and does hereby irrevocably constitute and appoint ____________________________, as attorney to transfer the said Security on the books of the Company with full power of substitution in the premises.

Dated: ____________________

                                        ---------------------------------------
                                        NOTICE: THE SIGNATURE TO THIS
                                        ASSIGNMENT MUST CORRESPOND
                                        WITH THE NAME AS WRITTEN UPON
                                        THE FACE OF THE INSTRUMENT IN
                                        EVERY PARTICULAR, WITHOUT
                                        ALTERATION OR ENLARGEMENT, OR
                                        ANY CHANGE WHATEVER

Signature Guaranty:                _____________________________________
                                   (Signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Transfer Agent, which requirements will include membership or participation of STAMP or such other
                                   "signature guarantee program" as may be
                                   determined by the Transfer Agent in
                                   accordance with the Exchange Act.)

                                   EXHIBIT 5.1
                             FRIDAY ELDREDGE & CLARK


                                ATTORNEYS AT LAW
                        A LIMITED LIABILITY PARTNERSHIP
208 NORTH 5TH STREET
BLYTHEVILLE, ARKANSAS 72316
TELEPHONE 870-762-2898
FAX 870-762-2918

3425 NORTH FUTRALL DRIVE, SUITE 103
FAYETTEVILLE, ARKANSAS 72703
TELEPHONE 501-695-2011
FAX 501-695-2147
                               www.fridayfirm.com

                               2000 REGIONS CENTER

                                400 WEST CAPITOL


                        LITTLE ROCK, ARKANSAS 72201-3493

                             TELEPHONE 501-376-2011

                                FAX 501-376-2147



                            ______________, 2002


         BNL Financial Corporation
         2100 West William Cannon, Suite L
         Austin, Texas 78745

         Ladies and Gentlemen:

                  We have acted as counsel to BNL Financial Corporation, an Iowa corporation (the "Company"), with respect to the filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-4 (the "Registration Statement") covering the issuance of up to $5,000,000 aggregate principal amount of the Company's 6.00% Debentures due 2014 (the "Debentures").

                  Based on our review of the Company's organizational documents, the settlement agreement pursuant to which the Debentures are issuable and such other documents and records as we have deemed necessary and appropriate, we are of the opinion that the Debentures will, when sold, be legally issued, fully paid and non-assessable.

                 In connection with this opinion, we have examined and relied upon, without further investigation, the following in connection with rendering the opinions expressed herein: (a) the Settlement Agreement and related pleadings; (b) the Articles of Incorporation, and the Company's Bylaws; (c) the Registration Statement; (d) minutes of directors' and stockholders' meetings, and (e) such other documents, certificates, records, and oral statements of public officials and the officers of the Company as we deemed necessary for the purpose of rendering opinions expressed herein.

BNL Financial Corporation
__________, 2002
Page Two


         In our examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies or by facsimile or electronic mail, and the authenticity of the originals from which such copies, facsimiles, or electronic transmissions were made. In our examination of documents, including the Agreements, executed by persons, legal or natural, other than the Company, we have assumed that such persons had the power, corporate or otherwise, to enter into and perform all obligations thereunder and that such documents are valid and binding. We have also assumed the conformity of all Agreements to the form reviewed of such Agreements.

       This opinion letter is limited to the specific legal issues that it expressly addresses, and accordingly, no opinion may be inferred or implied beyond the matters expressly stated in this letter. We express no opinion as to the law of any jurisdiction other than the General Corporation Law of the State of Arkansas, as amended. For purposes of this opinion, we have assumed that the substantive provisions of the General Corporation Law of the State of Iowa are identical to those of the State of Arkansas. We are not admitted to the Iowa Bar. In expressing our opinions set forth herein, we have reviewed and relied upon, without further investigation, such laws as published in generally available sources.

         We consent to the filing of this opinion letter, or a reproduction thereof, as an exhibit to the Registration Statement. In giving such consent, however, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations promulgated by the Securities and Exchange Commission thereunder.

         This opinion letter is rendered as of the date set forth above, and we have no continuing obligation to inform you of any changes in the applicable law or the facts after such date or facts after such date or facts of which we become aware after the date hereof, even though such changes could affect our opinions expressed herein.

                                                     Very truly yours,

                                                FRIDAY, ELDREDGE & CLARK, LLP

                                                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this registration statement of BNL Financial Corporation on Form S-4 of our reports dated February 9, 2002 and February 10, 2001 appearing in the Annual Reports of BNL Financial Corporation and Subsidiaries on Form 10-K as of December 31, 2001 and on Form 10-KSB as of December 31, 2000, to the extent incorporation by reference of the financial statements referred to in such reports is required in this registration statement. We also consent to the reference to us under the heading "Experts" in the Prospectus which is part of this registration statement.


         SMITH, CARNEY & CO., p.c.
         Oklahoma City, Oklahoma
         November 1, 2002